LEASE AGREEMENT
PAVILION PLAZA WEST

THIS LEASE AGREEMENT (this "Lease"), dated as of July 15, 2022 (the "Effective Date"), is made and entered into by and between SVAP II CHAPMAN, LLC, a Delaware limited liability company ("Landlord"), and YOSHIHARU GARDEN GROVE, a California corporation ("Tenant").

1. Definitions; Interpretation; Grant.

1.1 Definitions. The following terms will have the following meanings in this Lease:

"ADA" means the Americans with Disabilities Act of 1990, as amended from time to time, or any successor statute, together with all regulations promulgated thereunder.

"Additional Rent" means, other than Base Rent and Percentage Rent, all amounts, costs and expenses payable by Tenant to Landlord under this Lease, including Tenant's Percentage Share of Operating Expenses and Real Estate Taxes. It is estimated that for the 2022 calendar year, Tenant's Percentage Share of (i) Operating Expenses will be Seven Thousand One Hundred Seventy-Two and 40/100 Dollars ($7,172.40) per annum, payable in monthly installments of Five Hundred Ninety-Seven and 70/100 Dollars ($597.70), and (ii) Real Estate Taxes will be Seven Thousand Two Hundred Thirty-Nine and 12/100 Dollars ($7,239.12) per annum, payable in monthly installments of Six Hundred Three and 26/100 Dollars ($603.26). Tenant understands that such amounts are estimates only. Furthermore, Tenant will not have any Claim under this Lease or otherwise if such estimated amounts are different than the actual amounts payable under Section 3.2 of this Lease.

"Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

"Alteration" means any alteration, addition or improvement in or to the Premises of any kind or nature, including Tenant's Initial Work.

"Annual Statement" means, for a given Lease Year or a calendar year, as applicable, a written statement which will show the amount of Gross Revenue for the Lease Year or the calendar year on a month-by-month basis in a form reasonably acceptable to Landlord. Such written statement will contain a certification by an authorized representative of Tenant reporting the Gross Revenue of such Lease Year or calendar year, as applicable, and confirm that the Gross Revenue as reported has been calculated in accordance with the definition of Gross Revenue, the form of which statement must be reasonably acceptable to Landlord.

"Applicable Interest Rate" means an interest rate of the greater of (i) ten percent (10%) per annum, or (ii) five percent (5%) plus the then prevailing discount rate established by the Federal Reserve Bank of San Francisco.

"Auditor" means an auditor or certified public accountant designated by Landlord.

"Bankruptcy Code" means the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor statute, together with all regulations promulgated thereunder.

"Base Rent" means the following amounts for the following periods:

Period	*PSF Base Rent*	*Annual Base Rent*	*Monthly Base Rent*
Rent Commencement Date through expiration of 1st Lease Year	$50.00	$83,400.00	$6,950.00
2nd Lease Year	$51.50	$85,902.00	$7,158.50
3rd Lease Year	$53.04	$88,470.72	$7,372.56
4th Lease Year	$54.63	$91,122.84	$7,593.57
5th Lease Year	$56.27	$93,858.36	$7,821.53
6th Lease Year	$57.96	$96,677.28	$8,056.44
7th Lease Year	$59.70	$99,579.60	$8,298.30
8th Lease Year	$61.49	$102,565.32	$8,547.11
9th Lease Year	$63.33	$105,634.44	$8,802.87
10th Lease Year	$65.23	$108,803.64	$9,066.97

"Blocked Person" means any Person with whom U.S. Persons are restricted from doing business under regulations of the Office of Foreign Asset Control of the U.S. Department of the Treasury (including those named on its Specially Designated and Blocked Persons List) or under any statute, Executive Order of the President (including, but not limited to, Executive Order 13224, dated September 23, 2001, titled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), or other governmental statutes, regulations, orders or directives.

"Breakpoint" means the natural breakpoint for each Lease Year, which will be calculated each Lease Year by dividing the Base Rent for the current Lease Year in question by the Percentage Rent Factor.

"Brokers" mean, collectively, Sterling Retail Services, Inc., a Florida corporation, and Yun Law Group, PC, a California corporation.

"Building" means the building of which the Premises is a part.

"Building Standard" means the type, brand, grade or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Center or, as the case may be, the exclusive type, brand, grade or quality of material to be used in the Center.

"Business Day" means any day other than Saturday, Sunday or legal holiday for national banks in the State.

"Center" means the center commonly known as Pavilion Plaza West, or such portion thereof, located upon the Land, including the building(s) situated on the Land, the Common Areas and all related improvements, whether currently located on the Land or constructed on the Land after the Effective Date, all as Landlord may from time to time modify in accordance with this Lease. Landlord reserves the right, from time to time, to change the name of the Center. Tenant shall not have any Claims against Landlord or any offsets or defenses of any nature whatsoever if Landlord is prohibited to use such name of the Center. The Site Plan generally depicts the Center as of the Effective Date.

"Certified Access Specialist" means any individual currently certified pursuant to Section 4459.5 of the California Government Code.

"Claims" mean any claims, losses, damages, fines, penalties, demands, liabilities, costs, expenses, fees (including reasonable attorneys' fees and costs), actions, counterclaims, and obligations of any nature whatsoever.

"Commencement Date" means the date on which possession of the Premises is tendered by Landlord to Tenant with Landlord's Initial Work, if any, substantially completed in accordance with this Lease, except for punch list items which will not materially interfere with Tenant's Initial Work or the operation of Tenant's business within the Premises.

"Common Areas" mean those areas and facilities which, from time to time, may be furnished by Landlord in or near the Center for the non-exclusive general common use of tenants and other occupants of the Center and their agents, employees and customers, including parking areas, driveways, loading docks, passageways, walkways, roofs, ramps, common seating areas, landscaped areas, stairways, escalators, elevators, restrooms and other similar areas or facilities.

"Control" means, with respect to any specified Person, the power to direct the management and policies and make all decisions on behalf of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "Controlling" and "Controlled" will have the meanings correlative to the foregoing.

"CPI" means the Consumer Price Index for All Urban Consumers (CPI-U), with a base of 1982 - 1984 = 100 for All Items published by the United States Department of Labor, Bureau of Labor Statistics. If at any time the Consumer Price Index is no longer published, then the term "Consumer Price Index" will mean an index selected by Landlord comparable to the Consumer Price Index.

"Deposit" means the amount of Eight Thousand Two Hundred and 00/100 Dollars ($8,200.00).

"Effective Date" has the meaning set forth in the Preamble to this Lease.

"Emergency" means the threat of imminent injury or damage to Persons or property or the imminent imposition of a civil or criminal fine or penalty.

"Environmental Law" means all applicable environmental ordinances, rules, regulations, statutes, orders, and laws of all local, state, or federal agencies or bodies with jurisdiction over the Premises or the Center or the activities conducted on the Premises or the Center, as amended from time to time, and any successor statutes, together with all regulations promulgated thereunder, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§9601 et seq.), the Hazardous Materials Transportation Act, as amended (42 U.S.C. §1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§6901 et seq.), the Clean Air Act, as amended (42 U.S.C. §§7401 et seq.), the Clean Water Act, as amended, (33 U.S.C. §§1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§2601 et seq.), and other environmental conservation and protection laws.

"Event of Default" means the occurrence of any of the events set forth in Section 19.1 of this Lease or any other incident that is described as an Event of Default elsewhere in this Lease.

"Exclusive Use" means the operation of a fast-casual restaurant serving Japanese style ramen.

"Exclusive Use Violation Notice" means a written notice from Tenant to Landlord notifying Landlord of an alleged violation of the restrictive covenant under Section 53.1.

"Exhaust Equipment" means all exhaust, filtering or similar devices serving the Premises.

"Expiration Date" means the date that is ten (10) years after (i) the Rent Commencement Date, if the Rent Commencement Date is the first day of a calendar month, or (ii) the last day of the month in which the Rent Commencement Date occurred, if the Rent Commencement Date is other than the first day of a calendar month.

"Fair Market Rent" shall mean the base rent, including annual increases thereto on the anniversary of the commencement of any Renewal Term (but in no event shall such annual increases be less than three percent (3%) of the Base Rent in effect immediately prior to the increase), which Landlord determines that a willing landlord under no compulsion would agree to accept from a non-renewal, non-expansion tenant having the creditworthiness of Tenant, and such a willing non-renewal, non-expansion tenant under no compulsion would agree to pay, for a lease of the Premises for the same number of years as the Renewal Term and commencing at the beginning of the Renewal Term on all of the terms and conditions of this Lease to be applicable to the Renewal Term for space of equivalent quality, size and utility as the Premises and located in the relevant market in which the Center is located, all consistent with those then being granted in new (i.e., non-renewal, non-expansion) transactions; provided, however, that in no event shall the Fair Market Rent at the commencement of any Renewal Term be less than the Base Rent in effect immediately prior to the commencement of any Renewal Term increased by five percent (5%).

"Fair Market Rent Statement" means a written notice from Landlord to Tenant stating the Fair Market Rent as determined by Landlord, in its sole reasonable discretion exercising good faith.

"Force Majeure Delay" has the meaning set forth in Section 46.2 of this Lease.

"Force Majeure Event" has the meaning set forth in Section 46.1 of this Lease.

"GAAP" means generally accepted accounting principles consistently applied.

"Governmental Authority" means any federal, state, county, municipal or other governmental or quasi-governmental entity or any agency or any instrumentality thereof.

"Governmental Requirements" mean any law, statute, code, ordinance, variance, regulation, permit, license or requirement of any Governmental Authority, as amended or enacted from time to time, including the ADA, Environmental Laws and any use, occupational or similar licenses applicable to Tenant in connection with Tenant's use and occupation of the Premises.

"Gross Revenue" means all amounts received by Tenant from conducting business on or from the Premises, including the sum (without deduction) of the selling price of all food, beverages, merchandise sold and services rendered, or for which orders are obtained or which are delivered to the purchaser on or from the Premises or by personnel based on the Premises, whether at wholesale or retail, for cash, credit, exchange of merchandise or other consideration, and whether by Tenant or any other Person, and all receipts and receivables whatsoever of all other business of every kind and nature conducted on or from the Premises. Gross Revenue includes, all deposits not refunded and the selling price of all gift certificates and receipts from vending and other machines, and without any deduction for the deferred portion of any installment sale or any uncollected or uncollectible accounts (the full consideration for every sale being deemed to be received when the sale is made irrespective of when it is to be paid), and all display fees, slotting allowances, promotional considerations, rebates, or other payments received by Tenant to stock, promote, or advertise any product or merchandise, but there may be excluded or deducted (i) the amount of refunds made upon merchandise purchased from the Premises and returned, (ii) transfers of merchandise between Tenant's stores, and (iii) sales taxes collected by Tenant as retailer and actually remitted by it to the Governmental Authorities.

"Guarantor" means, jointly and severally, Mai Huong Uong, an individual, and any other Person who subsequently guaranties all or any part of Tenant's obligations under this Lease.

"Guaranty" means the Guaranty Agreement, dated as of the Effective Date, from Guarantor in favor of Landlord.

"Hazardous Materials" mean any hazardous materials, flammable explosives, radioactive materials, hazardous wastes, hazardous or toxic substances or related materials defined in and regulated by any Environmental Law, as well as words of similar purport or meaning referred to in any Environmental Law.

"HVAC" means heating, ventilation and air conditioning.

"HVAC System" means the HVAC system servicing the Premises, including all HVAC units and all associated mechanical, electrical and plumbing components associated therewith.

"Incidental Sales" means that not more than fifteen percent (15%) of such occupant's gross revenue is derived from the Exclusive Use.

"Land" means the land described on Exhibit A to this Lease. Landlord may, and hereby reserves the right, at any time, and from time to time, to add Land or eliminate Land from any portion of the Center.

"Landlord" has the meaning set forth in the Preamble to this Lease.

"Landlord's Initial Work" means the work, if any, described on Exhibit E to this Lease.

"Landlord's Property" means all fixtures, equipment, improvements, appurtenances, and carpeting attached to or built into the Premises at the Commencement Date or during the Term, whether or not by or at the expense of Tenant, and any personal property in the Premises on the Commencement Date, unless the personal property was paid for by Tenant. All Alterations, whether temporary or permanent in character, including the HVAC System, wall coverings, carpeting and other floor coverings, ceiling tiles, blinds and other window treatments, lighting fixtures and bulbs, built in or attached shelving, built in furniture, millwork, counter tops, cabinetry, all doors (both exterior and

interior), bathroom fixtures, sinks, kitchen area improvements, and wall mirrors, made by Landlord or Tenant in or on the Premises will be deemed to be Landlord's Property.

"Landlord's Recovery Costs" mean all costs and expenses of every kind and nature incurred by Landlord in connection with dispossessing Tenant from and re-letting the Premises after an Event of Default, including all costs and expenses of improvements, alterations and repairs in or to the Premises as determined in Landlord's reasonable discretion, to be necessary to enable Landlord to re-let the Premises, as well as the payment of any brokerage commissions.

"Landlord's Representatives" mean all direct and indirect members, partners, shareholders, directors, officers, employees, Affiliates, representatives and agents of Landlord.

"Landlord's Restoration Work" means the work described on Exhibit F to this Lease.

"Late Charge" means an administrative fee of Five Hundred and 00/100 Dollars ($500.00).

"Lease" means this Lease Agreement, together with all exhibits and riders, if any, attached to this Lease Agreement.

"Lease Year" means each period (during the Term) of twelve (12) calendar months, commencing as of (i) the Rent Commencement Date, if the Rent Commencement Date is the first day of a calendar month, or (ii) the first day of the month immediately following the month in which the Rent Commencement Date occurred, if the Rent Commencement Date is other than the first day of a calendar month, in which event the first Lease Year will include the partial month commencing on the Rent Commencement Date.

"Minimum Improvements" means the hard costs associated with Tenant's Initial Work, expressly excluding the costs of Tenant's furniture, fixtures, equipment, inventory, displays, signage, personal property, working capital, moving expenses and other soft costs.

"Mold" means mold, mildew, fungus or other potentially dangerous organisms.

"Mold Condition" means the presence or suspected presence of Mold or any condition that reasonably can be expected to give rise to or indicate the presence of Mold, including observed or suspected instances of water damage or intrusion, the presence of wet or damp wood, cellular wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings or floors, or complaints of respiratory ailment or eye irritation by Tenant's employees or any other occupants or invitees in the Premises.

"Mortgagee" means any Person holding, or the beneficiary under, from time to time a Superior Instrument constituting a mortgage, deed of trust or similar instrument encumbering the Center or any portion of the Center.

"Operating Expenses" mean all costs and expenses of every kind and nature incurred by or on behalf of Landlord in owning, operating, managing, repairing, insuring, securing and maintaining the Center, the Common Areas and other portions of the Center, including any such costs and expenses incurred and/or payments required to be made by Landlord pursuant to any REA in respect thereof or in connection with any common area under the REA which benefits the Land. Tenant agrees that such management may be undertaken by a Person affiliated with Landlord, in which case such affiliate will be compensated in a commercially reasonable manner and amount as any third party manager. Operating Expenses include all costs and expenses associated with lighting, signing, cleaning, painting and striping of the Common Areas (including the cost of uniforms, equipment and employment taxes and benefits); alarm and life safety systems; rental abatement insurance, liability insurance for bodily injury, death, personal injury and property damage, special form or all-risk property insurance (including coverage for losses due to fire, flood, wind or other casualties covered by such insurance), worker's compensation insurance or similar insurance covering personnel; maintenance of sprinkler systems; removal of water, trash and debris; regulation of traffic; payments as required by Governmental Authorities; costs and expenses in connection with maintaining Governmental Authority ambient air and environmental standards; costs and expenses incurred, if any, which are designed to protect or enhance the health, safety and welfare of tenants of the Center or their employees; the costs of all materials, supplies and services purchased or hired therefor; operation of public toilets; installing and renting of signs; fire protection; maintenance, repair and replacement of utility systems serving the Center, including water, sanitary sewer and storm water lines and other utility lines, pipes and conduits and any fees associated therewith; costs and expenses of maintaining, repairing or replacing machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges (including financing, leasing or rental costs) incurred in connection with such equipment; costs and expenses of maintenance, repair or replacement of awnings, paving, curbs, walkways, landscaping, roofs, walls, drainage, pipes, ducts, conduits and similar items, plate glass, shrubbery and planters; costs and expenses associated with parking lot cleaning; costs and expenses incurred in the purchases or rental of music program services and loudspeaker systems; costs of providing light and power to the Common Areas; cost of water services, if any, furnished by Landlord for the non-exclusive use of all tenants; and administrative costs attributable to the Common Areas for on-site personnel.

"Operating Expense Cap" means that, for any given calendar year during the Term (after the first full calendar year following the Rent Commencement Date), Tenant's Percentage Share of controllable Operating Expenses will not increase by more than five percent (5%) per annum on a cumulative compounding basis over Tenant's Percentage Share of controllable Operating Expenses for the first full calendar year following the Rent Commencement Date and each subsequent calendar year thereafter occurring.

"Partial Damage" means damage or destruction to the Premises, or the Building or the Center, to the extent that the cost to repair such damage or destruction is greater than thirty three percent (33%) of the replacement cost of

the Premises, or the Building or the Center immediately prior to such damage or destruction.

"Partial Taking" means any Taking of less than all of the Premises.

"Party" or "Parties" means Landlord or Tenant or Landlord and Tenant, as applicable.

"Payment Conditions" mean, collectively, the following conditions as of the submittal date of the Payment Request, and as of the date that payment would otherwise be due thereunder: (i) there shall be no Event of Default under this Lease, or any event which, with the giving of notice or the passage of time or both, would otherwise constitute an Event of Default under this Lease, and (ii) Tenant shall be open for business within the Premises for the Permitted Use.

"Payment Request" means a written request from Tenant to Landlord pursuant to which Tenant requests Landlord to pay the Tenant Improvement Allowance and the Tenant's Fill in Work Allowance under Section 54 of this Lease. The Payment Request shall be in form reasonably satisfactory to Landlord and shall include the following: (i) copies of invoices or an AIA Document G703 (or similar itemized statement) evidencing that Tenant has invested no less than One Hundred Seventy Thousand and 00/100 Dollars ($170,000.00) in Minimum Improvements; (ii) evidence that Tenant's Initial Work was constructed and installed in the Premises in accordance with the Plans approved by Landlord and in accordance with all applicable Governmental Requirements; (iii) a copy of a permanent and unconditional certificate of occupancy for the Premises or a temporary certificate of occupancy for the Premises or its equivalent issued by the applicable Governmental Authority; (iv) a final contractor's affidavit and final and unconditional release of lien from Tenant's general contractor; and (v) a final and unconditional release of lien from each subcontractor or subtrade that provided goods or services in connection with Tenant's Initial Work.

"Percentage Factor" means six percent (6%).

"Percentage Rent" means, with respect to each Lease Year, the amount of Gross Revenue for such Lease Year, if any, in excess of the Breakpoint multiplied by the Percentage Factor.

"Permitted Trade Name" means Yoshiharu Ramen. Landlord makes no representation or warranty of any nature whatsoever as to whether Tenant has the legal right to use the Permitted Trade Name. Tenant shall not have any Claims against Landlord or any offsets or defenses of any nature whatsoever with respect to any of its obligations under this Lease if Tenant is prohibited by Governmental Requirements, legal process or otherwise from using the Permitted Trade Name.

"Permitted Use" means the operation of a first-class Japanese restaurant primarily selling ramen which shall be limited to those items listed on the menu attached to this Lease as Exhibit J. Tenant will be entitled to introduce new menu items; provided, however, that such new menu items do not (i) contravene any Prohibited Uses or other agreements binding on Landlord from time to time, (ii) compete directly with the principal business of any other tenant in the Center, and (iii) either individually or collectively, (i.e. taken together with all previous variations) result in a change of restaurant concept from a Japanese ramen restaurant. Tenant shall be permitted to sell beer, wine, and sake, on an incidental basis, for on-Premises consumption only as part of a meal, provided that Tenant obtains all required permits and licenses from the applicable Governmental Authority; provided, however, if Tenant is unable to obtain any required permits and/or licenses required for the sale of alcoholic beverages for on-Premises consumption, the same will not reduce or otherwise modify Tenant's obligations under this Lease and will not be grounds for Tenant to terminate this Lease. Tenant's failure to comply with the foregoing conditions in connection with the sale of beer, wine, and sake shall constitute an immediate Event of Default. At no time during the Term will Tenant be permitted to (a) sell beer, wine, or sake, whether packaged or not packaged, for off-Premises consumption, or (b) operate primarily as a bar or tavern. The Premises shall be used for no other use or purpose whatsoever without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

"Person" means any person, corporation, partnership, limited liability company or other legal entity.

"Plans" mean a permit set (final construction drawings) of plans and specifications for any Alterations (including Tenant's Initial Work), prepared by a licensed architect and/or a licensed professional engineer, as the case may be.

"Premises" means space in the Center commonly known as Suite 9812, as of the Effective Date, as more particularly shown on the Site Plan. Landlord and Tenant agree that, for the purposes of all calculations under this Lease, the rentable square footage of the Premises will be deemed to be 1,668 rentable square feet, and that there will be no re-measurement of such square footage or adjustment of any amount calculated upon such square footage.

"Prepaid Rent" means the amount of Eight Thousand One Hundred Fifty and 96/100 Dollars ($8,150.96).

"Prohibited Use" means any (i) exclusive or prohibited use set forth on Exhibit C attached to this Lease, and (ii) other use prohibited by any applicable Governmental Requirement.

"REA" means, collectively, any and all construction, operation and/or reciprocal easement agreements, declarations of covenants and restrictions, easements and easement agreements, and other matters of record now or hereafter encumbering, affecting and/or benefiting the Center, all as same may be modified, amended, supplemented, and/or amended and restated from time to time.

"REA Requirements" mean each term, covenant, condition, restriction and other requirement of any REA.

"Real Estate Taxes" mean all federal, state, local, governmental, special district, special service area and "use

and occupancy" taxes, assessments (special or otherwise), charges, governmental liens, surcharges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen (and substitutes therefor), of any kind whatsoever (including interest thereon whenever same will be payable in installments) that Landlord will be obligated to pay arising out of the use, occupancy, ownership, leasing, management, repair or replacement of the Center, or any property, fixtures or equipment thereon, as well as all taxes attributable to the Premises or Rent imposed on the Center from time to time by any Governmental Authority. Notwithstanding anything set forth in this Lease to the contrary, if a tax or excise on rents, or other tax however described, including a franchise tax, margin tax, business tax or any other tax (except any income tax imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this Lease or the rents, revenues, receipts or other charges reserved under this Lease, Tenant will pay to Landlord upon demand, and in addition to the rentals and other charges prescribed in this Lease, the amount of such tax or excise. Notwithstanding the foregoing, Real Estate Taxes will exclude income, inheritance, transfer or gift taxes payable by Landlord.

"Renewal Notice" means a written notice from Tenant to Landlord in which Tenant elects to extend the Term for the Renewal Term.

"Renewal Term" means each of two (2) consecutive periods of five (5) years each.

"Rent" means Base Rent, Percentage Rent and Additional Rent payable by Tenant to Landlord under this Lease.

"Rent Commencement Date" means the earlier to occur of (i) two hundred forty (240) days after the Commencement Date, or (ii) the date on which Tenant opens for business in all or any portion of the Premises.

"Requirement" means, collectively, any Governmental Requirements and/or REA Requirements.

"Rogue Tenant Notice" means a written notice from Landlord notifying Tenant that the violation of the Exclusive Use is a Rogue Tenant Violation.

"Rogue Tenant Violation" means the violation of the Exclusive Use by another tenant or occupant which by violating the Exclusive Use is violating its lease.

"Rules and Regulations" mean the rules and regulations for the Center promulgated by Landlord from time to time. The Rules and Regulations which apply as of the Effective Date are attached as Exhibit D to this Lease.

"Sign Criteria" means the sign criteria attached as Exhibit H to this Lease, as the same may be amended, from time to time, by Landlord.

"Site Plan" means the site plan of the Center attached as Exhibit B to this Lease.

"State" means the State of California.

"Store Hours" mean minimum hours of 10:00 a.m. to 5:00 p.m., Monday through Saturday or such other minimum hours as Landlord designates from time to time as the operating hours for the Center.

"Successor Landlord" means any Person who purchases the Center or otherwise succeeds to Landlord's right, title and interest in and to this Lease through foreclosure, deed-in-lieu of foreclosure or otherwise.

"Superior Instrument" means any ground lease, underlying lease, mortgage, deed of trust or similar instrument, that may now or hereafter affect the Center or any portion of the Center, and all advances, renewals, modifications, replacements and extensions of any such ground lease, underlying lease, mortgage, deed of trust or similar instrument.

"Taking" means if any portion of the Premises or any portion of the Center, as the case may be, is (i) taken or condemned through the exercise of the power of eminent domain by any governmental or private board, body, or agency having the right to exercise such power, or (ii) conveyed by Landlord to any condemning authority under a threat of taking or condemnation before or after proceedings have been commenced to acquire the property by the condemning authority.

"Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP including, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises.

"Tenant" has the meaning set forth in the Preamble to this Lease.

"Tenant Improvement Allowance" means an amount equal to the lesser of (i) Sixty-Six Thousand Seven Hundred Twenty and 00/100 Dollars ($66,720.00), or (ii) the actual amount of out of pocket costs and expenses incurred by Tenant in connection with Tenant's Initial Work, less, in either case, any amounts then due but unpaid by Tenant to Landlord under this Lease. The Tenant Improvement Allowance may only be used for Minimum Improvements.

"Tenant's Fill In Work" means the work to be performed by Tenant to fill in and level leave-outs in the slab of the Premises.

"Tenant's Fill In Work Allowance" means an amount equal to the lesser of (i) Two Thousand Seven Hundred Thirty and 00/100 Dollars ($2,730.00) or (ii) the actual amount of out of pocket costs and expenses incurred by Tenant in connection with Tenant's Fill in Work, less, in either case, any amount then due but unpaid by Tenant to Landlord under this Lease.

"Tenant's Initial Work" means all work, if any, necessary or desirable for Tenant's initial use and occupancy of the Premises, including Tenant's Fill In Work, but excluding Landlord's Initial Work.

"Tenant's Percentage Share" means a fraction, (i) the numerator of which is the rentable square footage of the Premises, and (ii) the denominator of which is the rentable square footage of the Center. However, there shall be excluded from the denominator, from time to time, the rentable square footage of any other space in the Center for which the tenant thereof directly pays, either in whole or in part, common area maintenance costs, utilities, insurance premiums or real estate taxes related to its leased premises; provided, however, that such rentable square footage will only be deducted from the denominator for purposes of calculating Tenant's Percentage Share of those specific items that are paid directly by such tenant.

"Tenant's Property" means all (i) moveable machinery, equipment and trade fixtures installed in the Premises by Tenant (without expense to Landlord) that can be removed without damage to the Premises or the Center, and (ii) furniture, merchandise and other personal property owned by Tenant and located in the Premises.

"Tenant's Representatives" mean all Affiliates, representatives, employees, agents, contractors, subcontractors, customers and invitees of Tenant.

"Term" means the period between the Commencement Date and the Expiration Date, as extended or sooner terminated under the terms of this Lease.

"Total Destruction" means damage or destruction to the improvements to the Premises, the Building, or the Center, to the extent that the cost of repair such damage or destruction is fifty percent (50%) or more of the replacement cost of the Premises, or the Building, or the Center immediately prior to such damage or destruction.

"Total Taking" means the Taking of all of the Premises.

1.2 Interpretation. Wherever the context permits, the singular will include the plural and the plural will include the singular. The use of any gender will be deemed to include all or no genders. Whenever the word "including" is used in this Lease it will be deemed to mean "including, but not limited to" or "including, without limitation". The captions and section numbers in this Lease are for convenience of reference only and will in no way be used to construe or modify any terms set forth in this Lease. When used in the Lease, the words "herein" and "hereunder" and words of similar import shall refer to this Lease as a whole and not to any particular provision of this Lease. This Lease has been negotiated at arm's length by Landlord and Tenant. Therefore, this Lease will be interpreted without regard to any presumption or rule requiring construction against the Party causing this Lease to be drafted. Notwithstanding the fact that the Term of this Lease shall commence on the Commencement Date, which date will be subsequent to the Effective Date, Tenant shall observe and perform all applicable obligations under this Lease upon the Effective Date, except that its obligation to pay Base Rent and Tenant's Percentage Share of Operating Expenses and Real Estate Taxes hereunder shall commence on the Rent Commencement Date.

1.3 Grant. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises, subject to the terms set forth in this Lease.

2. Use of Premises.

2.1 Use. Tenant will accept possession of the Premises on the Commencement Date. Landlord may confirm the Commencement Date in writing by sending notice to Tenant. If the Commencement Date in such notice is not disputed in writing by Tenant within ten (10) days of receipt, the date set forth in such notice will be deemed correct. Tenant will, during the Term, continuously use the Premises for the Permitted Use under the Permitted Trade Name, provided and to the extent that such use shall not violate or conflict with any Prohibited Use. Except as otherwise expressly set forth in Section 53 of this Lease, Tenant acknowledges that nothing in this Lease shall be construed to grant to Tenant an exclusive right to operate in the Center for the Permitted Use or to prohibit Landlord from leasing any other portion of the Center for the Permitted Use or any competing use. Notwithstanding anything to the contrary contained in this Lease, Tenant will not use the Premises for any Prohibited Use or any other purpose or name whatsoever without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant acknowledges that Landlord has or may hereafter grant exclusive agreements and agreements imposing restrictions and/or prohibitions for the benefit of certain tenant(s) or other occupant(s) of the Center, and further acknowledges that such tenant(s) and/or occupant(s) may be third-party beneficiaries of Tenant's covenants and agreements set forth in this Section 2.1 and that such covenants and agreements may be enforced directly by such third-party beneficiaries against Tenant in the event of Tenant's violation thereof. The terms of this Section are in the nature of restrictive covenants affecting real estate and it will be unnecessary for Landlord to prove irreparable harm in order to obtain an injunction mandating compliance with this Section. Landlord makes no representation or warranty as to whether the Permitted Use is allowed under applicable Requirements. The failure of the Permitted Use to comply with applicable Requirements will not reduce or otherwise modify Tenant's obligations under this Lease.

2.2 Operation. The Premises will be fully staffed and stocked and continuously remain open for business to the general public at least during the Store Hours.

2.3 Compliance. Tenant will, at Tenant's reasonable cost and expense, occupy and use the Premises in compliance with all Requirements. If, as a result of Tenant's use of the Premises or the making of any Alterations by Tenant, Landlord is required to make any additions, alterations or improvements to any part of the Premises or the Center to comply with any requirements of the ADA, Tenant will reimburse Landlord on demand for the costs incurred by Landlord to effect such compliance. Tenant will obtain all licenses and permits from time to time required to enable Tenant to conduct its business under this Lease. No failure of Tenant to obtain or maintain any licenses or permits, or extensions or renewals thereof, will reduce or otherwise modify Tenant's obligations under this Lease. Tenant will not take any action to cause a cancellation or an increase in the rate of any insurance policy covering the Premises or the Center. If the use of the Premises by Tenant increases any insurance rate concerning the Center, Tenant will reimburse Landlord for the additional costs. Tenant will not occupy or use (or permit any other Person to occupy or use) the Premises for any immoral purpose or in any manner that would cause any nuisance in or about the Premises or the Center. Furthermore, Tenant will not commit or suffer to be committed any waste in or about the Premises. If Tenant fails to comply with this Section 2, then, in addition to all other rights and remedies available to Landlord, Landlord will have the right to seek injunctive relief to enforce this Section 2 without the necessity of having to post any bond or similar security.

2.4 Accessibility; ADA. As of the Effective Date, the Center has not been inspected by a Certified Access Specialist for compliance with construction-related accessibility standards under State law. A Certified Access Specialist ("CASp") can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under State law. Although State law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy by Tenant, if requested by Tenant. Upon request of Tenant that a CASp inspection of the Premises be performed, the parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of any construction-related accessibility standards within the Premises.

3. Rent.

3.1 Base Rent. Tenant will pay each monthly installment of Base Rent, in advance of the first day of each month during the Term commencing on the Rent Commencement Date. Upon Landlord's written request, Tenant shall be required to pay such monthly installments of Base Rent and Additional Rent by utilizing an electronic and/or web-based payment system of Landlord's choosing. Simultaneously with such request, Landlord will provide written instructions regarding the use of such payment system. Furthermore, if Landlord requires the use of such payment system, Landlord will have the right to charge a fee in the amount of One Hundred Dollars ($100.00), as Additional Rent, for each payment received from Tenant which does not utilize such payment system. Landlord may confirm the Rent Commencement Date in writing by sending notice to Tenant. If the Rent Commencement Date in such notice is not disputed by Tenant within ten (10) days of receipt, the date set forth in such notice will be deemed correct. Monthly installments for any fractional calendar month, at the beginning or end of the Term, will be prorated based on the number of days in such month within the Term. Tenant will pay all Rent, without demand, deduction, abatement or set off, to Landlord at the place specified for notice in Section 25 of this Lease or such other location as Landlord requests. Tenant also will pay a Late Charge for each payment of Rent which is not received within five (5) days of the due date; provided, however, that the imposition of any Late Charge will not (a) extend the date for the payment of, or relieve Tenant of any obligation to pay, any sums required to be paid by Tenant under this Lease or (b) be construed as a cure for any Event of Default on the part of Tenant.

3.2 Operating Expenses; Real Estate Taxes. Commencing on the Rent Commencement Date, Tenant will pay, as Additional Rent, with each monthly installment of Base Rent, one-twelfth (1/12) of Landlord's estimate of Tenant's Percentage Share of any Operating Expenses and Tenant's Percentage Share of any Real Estate Taxes attributable to the Center on a calendar year basis. Following the end of each calendar year, Landlord will furnish to Tenant a statement setting forth the Operating Expenses and Real Estate Taxes applicable to such calendar year. Landlord or Tenant will, within thirty (30) days thereafter, make such payment or allowance necessary to adjust the estimated payment to the actual amount of Tenant's Percentage Share of Operating Expenses and Tenant's Percentage Share of Real Estate Taxes, as shown on such statement. Any amount due Tenant will be credited against installments next coming due of Rent or by payment to Tenant when adjustment is to be made in the last Lease Year. Any delay or failure of Landlord in billing for any Additional Rent under this Section will not constitute a waiver of or otherwise modify Tenant's obligation to pay such Additional Rent. The calculation of Operating Expenses and Real Estate Taxes for less than a full calendar year will be based upon the pro-rata share of Operating Expenses and Real Estate Taxes for the calendar year in which this Lease commences or expires, as the case may be. If, at any time during any calendar year, the rate or amount of any Operating Expenses or Real Estate Taxes for the Center are increased to a rate or amount greater than that used in calculating the estimated amounts for such calendar year, Landlord will have the right to adjust Tenant's monthly estimated payments under this Section so that the same will increase concurrently. Tenant will pay such increases to Landlord as part of Tenant's estimated monthly payments under this Section commencing with the month in which such increase will be effective. Landlord will, during the Term, keep true and accurate records of Operating Expenses for each calendar year. Provided Tenant is not then in default under this Lease, Tenant will have the right to dispute Landlord's Operating Expense statement provided Tenant delivers written notice of such dispute within thirty (30) days after Tenant's receipt of such statement. During any such dispute, Tenant will continue to make payments of Tenant's Percentage Share of Operating Expenses in accordance with Landlord's most recent statement thereof. In connection with such dispute, Tenant will be permitted to examine such records, during reasonable business hours and upon not less than fifteen (15) Business Days prior written notice to Landlord, at Landlord's corporate office currently located in West Palm Beach, Florida. Tenant will not be allowed to use any third party audit recovery company acting wholly or partly on a contingency fee basis to perform such audit or examination of Landlord's records and will evidence the same to Landlord's satisfaction. If the Parties are unable to resolve any dispute as to the correctness of such statement within thirty (30) days following such notice of dispute, either Party may refer the issues raised to a reputable independent public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accounting firm will be conclusively binding upon Landlord

and Tenant. In connection therewith, Tenant and such accounting firm will execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such Parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant will pay the fees and expenses relating to such procedure, unless such accounting firm determines that Landlord overstated Operating Expenses by more than fifteen percent (15%) with respect to such statement, in which case Landlord will pay such fees and expenses. If Tenant fails to deliver a dispute notice to Landlord within the thirty (30) day period following delivery of Landlord's Operating Expense statement to Tenant, or if Tenant timely delivers such dispute notice but is then in default under this Lease, then, in either case, Tenant will be deemed to have waived Tenant's right to audit, dispute or otherwise seek to correct anything set forth in such Operating Expense statement, which will thereafter be deemed final and conclusive.

3.3 **Percentage Rent.** Tenant will, with respect to each Lease Year, pay Landlord the amount of Percentage Rent for such Lease Year. Tenant will pay Percentage Rent annually within thirty (30) days after the end of each Lease Year during the Term, including the 30th day of the month following the end of the Term. Where a Lease Year is less than twelve (12) calendar months, the applicable Breakpoint to be used for the calculation of Percentage Rent will be the Breakpoint multiplied by a fraction, the numerator of which is the number of days in that partial Lease Year and the denominator of which is 365.

3.3.1 For the purposes of ascertaining the amount payable as Percentage Rent, Tenant will prepare and keep on the Premises, or at Tenant's notice address, for at least three (3) years following the end of each Lease Year, all books and records which are required to satisfy the requirements, if any, of the applicable Governmental Authority, any additional material which would normally be examined by an independent certified public accountant pursuant to accepted auditing standards, and such other information respecting Gross Revenue as Landlord requires, including cash register tapes, sales slips, sales checks, gross income and sales tax returns, bank deposit records, sales journals and other supporting data including itemized records of permitted exclusions. Tenant's obligation to preserve its books and records shall survive the expiration or earlier termination of the Term.

3.3.2 Landlord's receipt or use of any Gross Revenue statement or a Percentage Rent payment based on any such statement will not be deemed to be an acceptance by Landlord of the accuracy of such statement or payment. Landlord and its agents will be entitled, on reasonable prior notice to Tenant, to examine during regular business hours Tenant's books, records and procedures for calculating Gross Revenue. Further, upon Landlord's request, Tenant will deliver to Landlord reasonable back up to Tenant's calculation of Gross Revenue.

3.3.3 Landlord and its Auditor may, at any reasonable time, upon not less than three (3) Business Days prior notice to Tenant, audit Tenant's books, records and procedures relating to Gross Revenue. If Auditor reports that in Auditor's professional opinion, Tenant's books, records and procedures are insufficient to permit a determination of Gross Revenue, or if Tenant is not complying with each of the applicable provisions of this Section 3.3, then Tenant will promptly after written notice take all steps needed to remedy the deficiencies set forth in such notice. If Tenant does not remedy the deficiencies set forth in such notice within fifteen (15) days of such notice, Landlord may deliver to Tenant Auditor's estimate of Gross Revenue for the period under consideration which will be binding upon Tenant and used as a basis for calculating Percentage Rent.

3.3.4 If Auditor's reports determine that Tenant has failed to comply with the requirements set forth in this Section 3.3, or that in Auditor's professional opinion, Tenant's books, records and procedures are not sufficient to permit a determination of Gross Revenue, Tenant will immediately pay to Landlord the cost of the audit in addition to the deficiency in Percentage Rent (if applicable) as determined under this Section 3.3. If Auditor's report concludes that Gross Revenue for the period in question is understated by three percent (3%) or more, Tenant will immediately pay to Landlord the cost of the audit plus one hundred fifty percent (150%) of the deficiency in Percentage Rent (if applicable). Auditor's report will be final and binding on the Parties unless demonstrated to be in error within thirty (30) days after Tenant is given notice of such report.

3.3.5 Since this Lease provides for Percentage Rent based upon the sales made by Tenant in or from the Premises, Tenant covenants (insofar as and to the extent that it is lawful so to agree) that for the full Term, neither Tenant, nor any Affiliate of Tenant, nor any franchisor (or licensor) or any franchisee (or licensee) of any of them, will operate, either directly or indirectly, another store (including a department or concession in another store) of any kind, nature or description (other than stores, departments, or concessions presently being operated by it or them) within a reasonable area of the Premises, without the prior written consent of Landlord. Tenant acknowledges that the area within a circle having as its center the Premises and having a radius of three (3) miles is a reasonable area for this purpose. In addition to any other remedy otherwise available to Landlord for breach of this covenant, it is specifically agreed that Landlord may at Landlord's election require that any and all sales made in or from any such other store be included in the computation of the Percentage Rent due under this Lease, with the same force and effect as though such sales had actually been made in or from the Premises. If Landlord so elects, all of the provisions of this Lease regarding Percentage Rent, including the provisions of this Section 3.3, will be applicable to all records pertaining to such other store.

3.4 **Sales Tax.** To the extent required under Governmental Requirements, Tenant will pay to Landlord all sales or similar taxes payable to or levied or assessed by any applicable Governmental Authority on the payment or receipt of any of the Rent payable to Landlord under this Lease. Tenant will make such payments to Landlord on a monthly basis together with the payment of Rent.

4. **Prepaid Rent; Deposit.** Concurrently with Tenant's execution and delivery of this Lease, Tenant will pay to Landlord the Prepaid Rent and the Deposit. The Prepaid Rent shall be deemed fully-earned by Landlord upon the Effective Date and shall be non-refundable to Tenant under any circumstances, it being agreed, however, that Landlord will apply the Prepaid Rent to Tenant's obligations for Base Rent and Tenant's Percentage Share of Operating

Expenses and Real Estate Taxes becoming due and payable hereunder from and after the Rent Commencement Date, provided that Tenant will remain liable for any such amounts due and payable hereunder in excess of such Prepaid Rent. Landlord will hold the Deposit as security for the payment of Rent and other sums payable by Tenant, and the performance of all other obligations of Tenant, under this Lease. Tenant grants Landlord a security interest in the Deposit. The amount of the Deposit, without interest, will be repaid to Tenant after the expiration of the Term, provided Tenant will have made all payments, and performed all other obligations, under this Lease. Upon any Event of Default by Tenant, Landlord may at Landlord's reasonable discretion, use, apply or retain all or part of the Deposit to cure such Event of Default (including, applying all or any part of the Deposit to pay any due but unpaid Rent). If Landlord uses, applies or retains the whole or any part of the Deposit, Tenant will deliver to Landlord the amount necessary to replenish the Deposit to its original sum within five (5) days of written demand by Landlord. The Deposit may be co-mingled by Landlord with its own funds, to the extent permitted by applicable law. Tenant further acknowledges that the Deposit is not to be construed as prepaid Rent by Tenant for the last rental period of the Term and is not intended to serve as liquidated damages or a measurement of Landlord's damages for any Event of Default. Tenant will not assign or encumber its interest in the Deposit or the Prepaid Rent, and neither Landlord nor its successor and assigns will be bound by any attempted assignment or encumbrance. If Tenant is not in default or no circumstance exists such that Tenant would become in default over the passage of time, the Deposit, or any balance thereof, shall be returned to Tenant by Landlord (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Term of this Lease.

5. **Utilities.** Tenant will be responsible, at Tenant's reasonable cost and expense, for the payment of all charges for Tenant's use or consumption of waste, sewer, gas, electricity, water and all other utility services. If any such utilities are not separately metered or sub-metered, or are used in common with other tenants in the Center, Tenant will pay Tenant's share of the cost of such utilities as Additional Rent as reasonably determined by Landlord taking into account Tenant's use of such utilities as well as the use of such utilities by other tenants of the Center. In no event will Landlord be liable for any damage to the Premises or property therein, loss of business, or otherwise, and in no event will Rent be abated, because of any interruption, modification or cessation of such utility services.

6. **Tenant's Initial Work; Alterations.**

6.1 **Tenant's Initial Work.** Tenant will commence Tenant's Initial Work in the Premises within five (5) Business Days after the later of (a) receipt of the required permits for Tenant's Initial Work, and (b) receipt of Landlord's final approval of the Plans (or five (5) Business Days after the Commencement Date, to the extent such approval is granted before the Commencement Date), and Tenant will thereafter continuously and diligently proceed to complete Tenant's Initial Work.

6.2 **Alterations.** Tenant will not make any Alterations without Landlord's prior written consent in each instance, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord will not have any obligation to approve any Alterations affecting the structural or exterior portions of the Premises or any of the mechanical, electrical or plumbing systems servicing any part of the Premises or the Center. If, as a result of any Alterations, Landlord is required to make any improvements to the structural or exterior portions of the Premises or upgrade or otherwise modify any of the mechanical, electrical or plumbing systems serving any part of the Premises or the Center, Tenant will be solely obligated to pay for all costs and expenses associated with such improvements, upgrades and modifications. Landlord may, upon written notice to Tenant, require Tenant, at its reasonable cost and expense, to remove any Alterations (including those not removable without causing any damage to the Premises or the Center) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear excepted.

6.3 **Plans.** Tenant will submit Plans for Tenant's Initial Work to Landlord for approval within thirty (30) days of the Effective Date. If any other Alterations require the issuance of a building permit, Tenant will submit Plans for such Alterations to Landlord for approval. The architect and engineer preparing any Plans will be subject to Landlord's approval, which will not be unreasonably withheld, conditioned, or delayed. All Plans will comply with all applicable Requirements. Landlord will review the Plans and either approve or disapprove them within a reasonable period of time. Should Landlord disapprove them, Tenant will make any necessary modifications and resubmit the Plans to Landlord in final form within ten (10) days following receipt of Landlord's disapproval of them.

6.4 **Compliance**. Tenant will apply for all permits and licenses necessary to commence any Alterations promptly upon approval by Landlord of such Alterations. Any contractors performing any Alterations must be approved by Landlord. Landlord's approval of any Alterations will not constitute a representation or other assurance that the same comply with Requirements. Prior to Tenant commencing any Alterations, Tenant will provide to Landlord, at Tenant's expense, certificates of insurance for all policies of Tenant and Tenant's contractors (including builder's risk, commercial general liability and workers' compensation insurance), which certificates must be in all respects acceptable to Landlord. At the Landlord's option, the contractor performing any Alterations will obtain a payment and performance bond in form and substance acceptable to Landlord. All Alterations will be performed in a good, workmanlike and lien free manner, using not less than Building Standard materials, in accordance with all Requirements and without any interference or disruption to Landlord or other tenants of the Center. Any damage to any part of the Center that occurs as a result of any Alterations will be promptly repaired by Tenant. If, as part of any Alteration, Tenant installs any equipment in excess of the capacity of any mechanical, electrical or plumbing lines in the Premises, then Tenant, at its reasonable cost and expense, will promptly make whatever changes are necessary to increase such capacity and otherwise remedy such condition to Landlord's satisfaction. Tenant will also comply with the requirements set forth on Exhibit G to this Lease as well as all other reasonable rules and regulations concerning Alterations as Landlord may promulgate from time to time.

7. **Property of Landlord and Tenant**. All of Landlord's Property will be and remain a part of the Premises at the expiration or earlier termination of the Term (without compensation to Tenant) and will not be removed or replaced by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld,

conditioned, or delayed. On the expiration or earlier termination of the Term, if there is then no Event of Default, Tenant will at its reasonable cost and expense, remove from the Premises all of Tenant's Property and will repair any damage to the Premises caused by the removal. If Tenant fails to remove Tenant's Property, Landlord may do so and store, sell or dispose of Tenant's Property in Landlord's reasonable discretion and without any liability to Tenant, in which event the proceeds of any such sale or other disposition will belong to Landlord. Furthermore, Landlord may charge the cost of any such removal, storage or disposition to Tenant. This Section will survive the expiration or earlier termination of the Term.

8. **<u>Tenant's Maintenance and Repair</u>.** Tenant, at its reasonable cost and expense, will keep the Premises at all times in good condition and repair, in a neat, clean and sanitary condition and in compliance with all Requirements. Except as otherwise provided in Section 9 below, Tenant, at its reasonable cost and expense, will maintain, repair and replace all parts of the Premises in good condition and repair, including the HVAC System, all mechanical, electrical and plumbing systems servicing the Premises, and all fixtures and equipment located in, on or about the Premises, exterior and interior portions of all doors and lock sets, door frames, and door checks, interior windows, plate and window glass, floor coverings, wall coverings, decorations, furniture, fixtures, equipment and appliances. As part of its maintenance obligations, Tenant will enter into an annual maintenance contract with an HVAC company, fully licensed to repair HVAC units in the State. The HVAC company will (a) regularly service and inspect the HVAC System on a monthly basis, changing belts, filters and other parts, as required, (b) perform Emergency repairs to the HVAC System, as required, (c) keep a detailed record of all services performed to the HVAC System, and (d) prepare a yearly service report to be furnished to Tenant at the end of each calendar year. Tenant will furnish to Landlord, at the end of each calendar year, a copy of such yearly service report. Not later than thirty (30) days after the Commencement Date and annually thereafter, Tenant will furnish to Landlord a copy of the HVAC maintenance contract and proof that the annual premium for the HVAC maintenance contract has been paid. The fact that Tenant enters into a HVAC maintenance contract will not limit Tenant's obligation to maintain, repair and replace the HVAC System in accordance with this Section throughout the Term. Furthermore, Tenant, at its reasonable cost and expense, will repair any damage to the Premises caused by Tenant or any of Tenant's Representatives. To the extent Landlord has the ability to do so, Landlord will assign the benefit of any assignable warranty applicable to the HVAC System to Tenant. If Tenant fails to fulfill any of its obligations under this Section and such failure continues for five (5) days after written notice from Landlord, Landlord may (in addition to any other right or remedy available to Landlord) perform such obligation on behalf of Tenant, in which event, the cost of performing such obligation, plus a ten percent (10%) administrative charge, will be payable by Tenant as Additional Rent within ten (10) days of written demand from Landlord.

9. **<u>Landlord's Maintenance and Repair</u>.** Landlord will maintain and repair only the roof, foundation and structural soundness of the exterior walls (excluding all windows and doors) of the Premises; provided, however, that unless attributable to the gross negligence of Landlord, and further subject to the waivers of subrogation set forth in this Lease, Landlord will not be responsible for any damage to the Premises, any improvements to the Premises or any property within the Premises caused by any roof leaks. Landlord makes no representations, warranties or covenants hereunder with respect to the moisture content of the foundation or floor slab of the Premises. Tenant shall notify Landlord in writing of any required repairs or maintenance for which Landlord is responsible, and Landlord shall have a reasonable period of time after receipt of such notice to make such repairs or perform the necessary maintenance. Landlord will not be required to make any repairs or undertake any maintenance under this Section where the same were made necessary by any act or omission of Tenant or any of Tenant's Representatives. All costs associated with the repair and maintenance obligations of Landlord under this Section will be included in and constitute Operating Expenses.

10. **<u>Condition of Premises; Landlord's Initial Work</u>.**

10.1 **<u>Condition of Premises</u>.** Tenant has inspected the Premises, is fully familiar with the physical condition of the Premises and, except for Landlord's Initial Work, Tenant will accept possession of the Premises on the Commencement Date in an "AS IS" "WHERE IS" condition (and, except for the representations and warranties expressly made by Landlord in this Lease,) without any representation or warranty, express or implied by law, by Landlord or its agents, and without recourse to Landlord or its agents. Accordingly, except for Landlord's Initial Work, Landlord will not perform any Alterations in order to make the Premises suitable and ready for occupancy and use by Tenant.

10.2 **<u>Landlord's Initial Work</u>.** Landlord will, at its reasonable cost and expense, perform Landlord's Initial Work (if any). Landlord's Initial Work will be performed in a good and workmanlike manner, using not less than Building Standard materials and in accordance with all Requirements. In no event shall Landlord be obligated to commence Landlord's Initial Work until all contingencies in this Lease have been satisfied or waived in accordance with the terms of this Lease. If requested by Landlord, Tenant will within ten (10) days after request provide all information required in order to enable Landlord to complete Landlord's Initial Work. There will be no postponement of the Commencement Date or the Rent Commencement Date for (a) any delay in the delivery of possession of the Premises which results from any act or omission of Tenant, including delays due to changes in, additions to or interference with any of Landlord's Initial Work, or delays by Tenant in submission of information or approving working drawings or estimates or giving authorizations or approvals, or (b) any delay by Landlord in the performance of any punch list items relating to Landlord's Initial Work. If there is a dispute as to (i) the completion of Landlord's Initial Work, or (ii) the availability of the Premises for possession by Tenant, then Landlord's architect will resolve such dispute in good faith and such good faith determination of Landlord's architect will be final and binding on the Parties. Tenant will have the right to examine the Premises before taking possession and may furnish Landlord with a written notice specifying defects, if any, in Landlord's Initial Work within ten (10) days after taking possession, failing which the Premises will be deemed to have been delivered to Tenant in accordance with this Lease.

11. **<u>Management and Operation of Common Areas</u>.** Landlord grants to Tenant and Tenant's Representatives a non-exclusive license to use the Common Areas in common with others during the Term subject to the exclusive

control and management thereof at all times by Landlord or others, and subject to all of the other terms, covenants and conditions of this Lease, including the Rules and Regulations. Except for particular parking spaces and areas, if any, designated from time to time by Landlord for reserved parking (such as "ATM" parking, "Take Out" parking, or "Customer Only" parking), for specific tenant parking, or for parking spaces reserved for electric vehicle charging stations, all parking in the Common Areas will be on an unreserved, first come, first served basis. Without limiting the generality of the foregoing, and without in any way derogating from Landlord's other reserved rights with respect to the Center and the Common Areas, including, without limitation, Section 28 of this Lease, Landlord may, from time to time, grant tenants or other occupants of the Center the exclusive right to use portions of the Common Areas, including the parking, sidewalk and curb-side areas of the Center, for online and other order fulfillment and returns, or such other uses as Landlord may determine. In connection with the foregoing, Landlord (or such tenants or occupants) may (1) install signage designating such areas (including signage painted on the surface of reserved parking or curb-side pick-up and return areas), (2) install way finding signage in the Common Areas providing directions to such reserved areas, (3) install in the Common Areas equipment (such as cameras, sensors, canopies and touchscreens) in connection with such reserved areas, and (4) designate storage and equipment areas within the Common Areas for use in connection with such reserved areas. Further, Landlord shall have the right to designate parking spaces and areas in the Common Areas for the exclusive use of customers and/or delivery personnel vehicles making deliveries and/or picking up merchandise from the premises of other tenants or occupants of the Center for delivery elsewhere, including for the exclusive use of any one or more specific tenants or other occupants. Landlord may, but shall have no obligation to, permit the delivery of goods and other merchandise from the premises of any tenant or other occupant to such tenant's or occupant's customers and/or delivery personnel who are in the Common Areas. Landlord will operate and maintain, or will cause to be operated and maintained, the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Center. Landlord will have the right (a) to establish, modify and enforce reasonable Rules and Regulations from time to time with respect to the Common Areas; (b) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; (c) to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any Person or to the public therein; (d) to close temporarily any or all portions of the Common Areas; (e) to discourage non-customer parking; and (f) to do and perform such other acts in and to the Common Areas as, in the exercise of good business judgment, Landlord will determine to be advisable. If the amount, size or configuration of any portion of the Common Areas will be diminished or changed, (i) this Lease will remain in full force and effect, (ii) Landlord will not be subject to any liability, (iii) Tenant will not be entitled to any compensation or reduction of any Rent, and (iv) such diminution or change will not be deemed to be a constructive or actual eviction. Furthermore, Tenant will have no rights in the roof or exterior of the Building and will have no right to access the roof except as may be required in connection with Tenant's maintenance of the HVAC System as set forth herein.

12. <u>Insurance; Indemnity.</u>

12.1 <u>Landlord's Insurance.</u> Landlord will, throughout the Term, procure and maintain insurance for the Center in amounts and type of coverage Landlord may determine, in its sole discretion, to be appropriate, the cost of which will be included in Operating Expenses.

12.2 <u>Tenant's Insurance.</u> Tenant will, at its reasonable costs and expense, procure and maintain in the name of Tenant and naming Landlord, any company designated by Landlord for management of the Center, and the holder of, or beneficiary under, any Superior Instrument (including any Mortgagee) as an additional insured as their respective interests appear, the following insurance:

12.2.1 Special Form (formerly "all-risk") insurance, in an amount equal to the full replacement cost of all improvements, equipment and property of every designation and kind in or serving the Premises or for which Tenant is legally liable, with a maximum deductible of $1,000;

12.2.2 business interruption insurance in an amount equal to the Rent payable hereunder for a period of not less than the total of twelve (12) months;

12.2.3 Commercial General Liability Insurance, to include personal injury liability, contractual liability, non-owned automobile liability and owners' and contractors' protective insurance coverage, written on an occurrence basis with inclusive limits of not less than $2,000,000 for bodily injury to any one or more Persons, or property damage, or such higher limits as Landlord, acting reasonably, requires from time to time, and containing severability of interests and cross-liability clauses;

12.2.4 plate glass insurance;

12.2.5 builder's risk insurance during the course of any Alterations in amounts reasonably required by Landlord;

12.2.6 so called "Dram Shop" insurance if alcoholic beverages are sold by Tenant on or off the Premises for consumption;

12.2.7 Intentionally Omitted;

12.2.8 Umbrella or Excess Liability coverage in amounts not less than $5,000,000 in excess of the CGL insurance required in Section 12.2.3 hereinabove;

12.2.9 Worker's Compensation Insurance covering all employees, agents and contractors of Tenant performing work in, on, or with respect to the Premises, in amounts not less than those required by applicable law;

12.2.10 Employer's liability insurance insuring against claims alleging employer negligence that result in work-related injuries, illness or death that are not covered under applicable workers compensation statutes in an amount not less than (i) $1,000,000 bodily injury by accident, (ii) $1,000,000 bodily injury by disease – policy limit, and (iii) $1,000,000 bodily injury by disease – per employee; and

12.2.11 any other form of insurance as Landlord reasonably requires from time to time.

12.3 **Evidence of Insurance**. Tenant's policies will: (a) contain the standard mortgage clause and contain a waiver of or authorization for waiver of any subrogation rights which Tenant's insurers may have against Landlord and those for whom Landlord is responsible; (b) be procured from insurance companies reasonably acceptable to Landlord and in a form reasonably satisfactory to Landlord; (c) be non-contributing with and apply only as primary and not as excess to any other insurance available to Landlord; (d) not be invalidated as to Landlord or the holder of, or beneficiary under, any Superior Instrument (including any Mortgagee) by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and (e) contain an undertaking by the insurance company to notify Landlord and the holder of, or beneficiary under, any Superior Instrument (including any Mortgagee) in writing not less than thirty (30) days prior to any material change, cancellation or termination. Tenant agrees that certificates of insurance in a form reasonably acceptable to Landlord, will be delivered to Landlord prior to Tenant occupying the Premises, and thereafter at least thirty (30) days before the expiration dates of expiring policies. Landlord shall be named as a loss-payee as its interest may appear as to the insurance policy covering any Alterations (including Tenant's Initial Work). Any and all proceeds of such insurance applicable to Alterations (including Tenant's Initial Work), so long as this Lease shall remain in effect, shall be used only to repair or replace the Alterations so insured unless this Lease shall cease and terminate under the provisions of Section 15, in which event of termination such proceeds applicable to Alterations (and to all other items of property becoming or to become Landlord's Property upon such termination) shall be paid to and disbursed to Landlord.

12.4 **Cancellation of Insurance.** If (a) any insurance company of Landlord cancels, threatens to cancel or reduces the coverage under any insurance policy for the Center by reason of the use and occupation of the Premises by Tenant, and (b) Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation or reduction of coverage within forty eight (48) hours after written notice by Landlord to Tenant, Landlord may, at Tenant's expense, enter upon the Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage.

12.5 **No Liability.** Landlord will not be liable to Tenant for any Claims arising out of any occurrence in or relating to the Center or the Premises, whether or not resulting from the acts or omissions of any third party, or any other causes whatsoever, including any Claims arising out of or caused by theft, explosion, falling plaster, steam, gas, electricity, water (including leaks from the roof of the Center or water intrusion from the street, surface or subsurface surrounding the Center), rain, snow, the backing up, leaking or malfunctioning of sewers, drains, pipes or plumbing systems or malfunctioning of climate control or electrical systems; provided, however that Landlord will be responsible to Tenant for Claims arising out of the gross negligence of Landlord, but only to the extent that the Claims are not covered by any insurance which Tenant is obligated to maintain under Section 12.2 or any other insurance actually maintained by Tenant, in each case without taking into account any deductible or co-insurance provision contained in Tenant's coverage(s).

12.6 **Tenant's Indemnity.** Tenant will indemnify, defend (with counsel acceptable to Landlord) and hold harmless Landlord and Landlord's Representatives from and against any and all Claims arising out of or in connection with (a) any loss of life, personal injury or damage from the occupancy or use by Tenant of the Premises or any other part of the Center caused wholly or in part by any act or omission of Tenant or any of Tenant's Representatives, (b) any breach of, or default under, any term or provision of this Lease by Tenant or any of Tenant's Representatives (including any violation of the Rules and Regulations), and (c) any violation by Tenant or Tenant's Representatives of any Governmental Requirements. This Section 12.6 shall survive the expiration or earlier termination of this Lease.

12.7 **Waiver of Subrogation.** Landlord and Tenant each hereby waive any right of subrogation for any Claim covered by insurance (or that would have been covered if required insurance were maintained) that they or their insurance carrier(s) may have, and any right of recovery or cause of action for injury or loss that they or any other person claiming by, through or under them may have to the extent that such injury or loss is covered by (a) insurance policies required to be obtained and maintained under this Lease, as if there were a zero deductible thereunder (or which would have been covered if the Party claiming such right of subrogation or recovery or cause of action had carried the insurance required by this Lease), or (b) any other insurance maintained by the waiving Party. Tenant and Landlord agree that all policies of insurance obtained by either of them will contain appropriate waiver of subrogation clauses.

13. **Assignment; Subletting.**

13.1 **Prohibitions.** The identity and financial condition of Tenant is a material consideration of Landlord entering into this Lease. Tenant or any Guarantor, as the case may be, will not, directly or indirectly, assign this Lease, sublet any portion of the Premises, or permit any portion of the Premises to be used or occupied by another Person, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, conditioned or delayed. It will be reasonable for Landlord to withhold, condition or delay its consent to an assignment or sublease if, among other things, the proposed assignee or subtenant (a) is not credit worthy based on Landlord's financial criteria generally used by Landlord with respect to other comparable tenants in the Center; (b) is not of a character or reputation or engaged in a business that is not consistent with the quality of the Center; (c) is not consistent with Landlord's desired tenant mix; (d) intends to use the Premises for a use other than the Permitted Use; (e) does not have the necessary operating experience in Landlord's reasonable business judgment; (f) is a tenant, subtenant or

other occupant of any part of the Center, or who has dealt with Landlord or Landlord's agent (directly or through a broker) as to space in the Center during the six (6) months immediately preceding Tenant's request for Landlord's consent, (g) will in Landlord's reasonable judgment increase Operating Expenses, generate additional traffic or parking usage or increase security concerns for the Center, (h) will cause a violation of any property or similar title restrictions affecting the Center, or will cause a violation of another lease for space in the Center or will give an occupant of the Center any right to terminate its lease or pay reduced rent; or (i) would cause a violation of any provision under this Lease. The following will be deemed to be prohibited assignments of this Lease: (i) any collateral assignment, mortgage or other encumbrance involving this Lease; (ii) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (iii) a change or conversion in the form of entity of Tenant or any transferee or any entity controlling any of them which has the effect of limiting the liability of any of the shareholders, partners, members or other owners of the entity; (iv) the agreement by a third party to assume, take over, or reimburse Tenant for any of Tenant's obligations under this Lease in order to induce Tenant to lease space from the third party; or (v) any transfer of control of Tenant, which will be defined as any issuance, hypothecation, or transfer of stock in any corporate tenant or any interest in any non-corporate tenant, by sale, exchange, merger, consolidation, operation of law or otherwise, or creation of new stock or interests, by which an aggregate of fifty percent (50%) or more of Tenant's stock or equity interests will be vested in one or more parties who are not stockholders or interest holders as of the Effective Date, or any transfer of the power to direct the operations of any entity (by equity ownership, contract, or otherwise), to one or more parties who are not stockholders or interest holders as of the Effective Date, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions.

13.2 Conditions. Any (a) assignment or subletting made without Landlord's consent will be voidable by Landlord; (b) consent by Landlord to any assignment or subletting will not relieve Tenant (or any Guarantor, as the case may be) from any obligations under this Lease (or the Guaranty, as the case may be); and (c) assignment or sublease must be in writing and signed by Tenant and the assignee or subtenant, as the case may be, setting forth the entire consideration being given and received, and consented to in writing by Landlord. Any consent to an assignment or subletting will only be for the Permitted Use and for no other purpose without the prior written consent of Landlord in each instance, which consent may be withheld, conditioned, or delayed in Landlord's sole discretion. The acceptance of any Rent from any Person other than Tenant will neither be deemed to be a waiver by Landlord of any of the provisions of this Lease nor be deemed to be consent by Landlord to any assignment or sublease. If Landlord consents to any assignment or sublease, (x) the assignee will assume all obligations of Tenant under this Lease, (y) the subtenant will acknowledge that (i) the sublease will be subject and subordinate to this Lease, and (ii) in the event of the termination of this Lease, the subtenant, at Landlord's option, will attorn to Landlord, and (z) subject to Section 13.4 of this Lease, neither Tenant, Guarantor, nor any assignee nor any subtenant will be relieved of any liability under this Lease or under the sublease, as applicable, in the Event of Default by such assignee or subtenant, as the case may be, in the performance of any of the terms, covenants and conditions of this Lease. If Tenant requests the consent of Landlord to any assignment or subletting, Tenant will pay, as Additional Rent, the greater of (1) the amount of Five Thousand and 00/100 Dollars ($5,000.00), and (2) five percent (5%) of Tenant's gross sale proceeds from the sale of its business, as evidenced by a fully executed purchase agreement, as well as a true and correct settlement statement related thereto, for Landlord's administrative and processing costs in connection therewith upon submission of such request regardless of whether or not Landlord consents to any such assignment or subletting.

13.3 Reasonableness. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Section 13 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or, use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

13.4 Early Release. Notwithstanding any other provision to the contrary in this Lease and the Guaranty, if (a) after the Fifth (5th) Lease Year this Lease is assigned to a bona-fide third party pursuant to an assignment to which Landlord hereafter expressly consents in writing, (b) the assignee has a Tangible Net Worth of Three Million and 00/100 ($3,000,000.00) (increased by any percentage increase in the CPI from the effective date of the assignment through the date that is two (2) years after the effective date of such assignment), (c) such assignee has at least five (5) years of experience operating and owning at least three (3) restaurants as of the date of such assignment, (d) a replacement guarantor reasonably acceptable to Landlord executes and delivers to Landlord a replacement guaranty, in form and substance reasonably acceptable to Landlord, pursuant to which said replacement guarantor shall guaranty the full payment and performance of the obligations of said assignee arising under this Lease, as the same may be thereafter renewed or extended from time to time, and (e) no Event of Default shall have occurred under this Lease for a period of two (2) years following the effective date of said assignment, then Tenant shall be able to request Landlord's consent to release Tenant and Guarantor from liability under this Lease and /or Guaranty, which consent shall not be unreasonably withheld, conditioned or delayed.

14. No Liens and Notice of Commencement.

14.1 No Liens. Tenant will not, under any circumstances, have the power to subject the interest of Landlord in the Premises or the Center to any lien of any nature whatsoever. It is further understood that neither Tenant nor anyone claiming by, through or under Tenant, including contractors, subcontractors, materialmen, mechanics and laborers, will have any right to file or record any lien of any nature whatsoever on the Premises or the Center or any improvements therein or thereto. All Persons with whom Tenant may deal are put on notice that Tenant has no power to subject the interest of Landlord in the Premises or the Center to any lien of any nature whatsoever, and all such Persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord's interest or assets. Tenant will put all such Persons with whom Tenant may deal on notice of the terms of this Section. Tenant shall give Landlord written notice at least ten (10) days prior to the commencement of any Alterations within the

Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. If, at any time, a lien or encumbrance is filed or recorded against the Premises or the Center as a result of any act or omission of Tenant or any of Tenant's Representatives, Tenant will promptly cause such lien or encumbrance to be removed or discharged of record. If such lien or encumbrance has not been removed of record within ten (10) days from the date of filing, such failure will be deemed to be an Event of Default and, in addition to any other remedies available to Landlord, Landlord will have the right, but not the obligation, to remove any such lien or encumbrance of record. In such event, Tenant will pay to Landlord, as Additional Rent, a sum equal to the amount Landlord was required to pay to remove such lien or encumbrance of record, plus all costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees and costs.

14.2 Notice of Non-Responsibility. Without limiting the generality of anything set forth in Section 14.1 above, Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any Alterations in, on or about the Premises and Landlord shall have the right to post notices of non-responsibility pursuant to Section 8444 of the California Civil Code (as the same may be amended from time to time) in connection with any such Alterations. Tenant will at all times permit such notices to be posted and remain posted until the completion of the work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, in form and substance satisfactory to Landlord, for such work. If any construction lien is filed or recorded against Landlord's interest in the Center or the Premises as a result of Tenant's failure to comply with this Section 14.2, then, in addition to any other rights or remedies available to Landlord under this Lease or applicable law, Tenant shall pay liquidated damages or One Hundred and 00/100 Dollars ($100.00) per day for the period commencing on the date that such lien was recorded until the date such lien is removed from record.

15. Damage and Destruction.

15.1 Partial Damage. If, during the last two (2) years of the Term, there is Partial Damage, Landlord may, at Landlord's option, either (a) repair or restore such Partial Damage to the Premises within six (6) months of the date insurance proceeds and building permit are received by Landlord, in which event this Lease will continue in full force and effect, or (b) terminate this Lease upon written notice to Tenant within thirty (30) days after the date of the occurrence of such Partial Damage, in which event this Lease will terminate effective as of the date of the occurrence of such Partial Damage.

15.2 Total Destruction. If, at any time during the Term, there is a Total Destruction, Landlord may, at Landlord's option, either (a) repair or restore such Total Destruction to the Premises within twelve (12) months of the date insurance proceeds and building permit are received by Landlord, in which event this Lease will continue in full force and effect, or (b) terminate this Lease upon written notice to Tenant within ninety (90) days after the date of the occurrence of such Total Destruction, in which event this Lease will terminate effective as of the date of the occurrence of such Total Destruction.

15.3 Abatement of Rent. If a Partial Damage or Total Destruction renders the Premises un-tenantable, in whole or in part, and this Lease is not terminated as a result thereof, then Rent payable under this Lease for the period during which the repair or restoration of the Premises continues will be abated in proportion to the degree to which the Premises and/or Tenant's use of the Premises is impaired as is equitable under the circumstances. Such abatement shall continue until the earlier of: (a) thirty (30) days after the date on which the Premises is delivered to Tenant with all repair/restoration work to be performed by Landlord under this Section 15 substantially completed; or (b) the date Tenant re-opens for business in the portion of the Premises previously rendered un-tenantable with all of the repair/restoration work to be performed by Landlord under this Section 15 substantially completed. Except for the abatement of Rent provided for herein, if any, Tenant will have no Claims against Landlord as a result of any Partial Damage or Total Destruction.

15.4 Landlord's Restoration Obligations; Additional Conditions. If the Premises or the Center or any part thereof shall be damaged or destroyed by fire or other casualty and this Lease is not terminated under any of the provisions of this Section 15, subject to Landlord's ability to obtain the necessary building permits and the availability of insurance proceeds, Landlord shall restore and repair the Common Areas and the Premises as provided herein; provided, however, Landlord shall not be required to expend an amount in excess of the insurance proceeds received by Landlord in performing such repairs and reconstruction. Notwithstanding anything set forth in this Section 15 to the contrary, (a) Landlord will not be obligated to commence any repairs until insurance proceeds and building permit are received by Landlord, and Landlord's obligation under this Lease will be limited to proceeds actually received by Landlord under any insurance policies which have not been required to be applied toward the reduction of any indebtedness secured by a Superior Instrument, (b) Landlord's obligations under this Section 15 will be limited to the scope of Landlord's Restoration Work, (c) Landlord will have no obligation to repair, replace or rebuild any leasehold improvements to the Premises in excess of the Landlord's Restoration Work or Tenant's merchandise, trade fixtures, furnishings, wall coverings, carpeting, floor coverings, equipment and items of personal property located in the Premises, which shall be Tenant's obligation to repair, restore or replace, and (d) no damage or destruction to the Premises will allow Tenant to surrender possession of the Premises or affect Tenant's obligation to pay Rent, except as provided in Section 15.3. Unless Landlord terminates this Lease under this Section 15, Tenant will repair and re-fixture all parts of the Premises, in a prompt and diligent manner, to a condition equal to that existing prior to its damage or destruction. Tenant will give Landlord prompt notice of any damage or destruction to any portion of the Premises. Tenant waives all rights granted under any applicable Governmental Requirement to make repairs at Landlord's expense, and Tenant hereby waives any and all rights under and benefits of subsection (1) of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

16. Taking.

16.1 Partial Condemnation of Premises. If there is a Partial Taking of twenty five percent (25%) or more of the usable area of the Premises, then Landlord will have the right to terminate this Lease by written notice to

Tenant within sixty (60) days after receiving notice of such Partial Taking, which termination will be effective as of the date Tenant ceases to have full possession of the Premises. Tenant will pay Landlord Rent through the date of such termination and Landlord will refund Tenant any Rent prepaid by Tenant for any period after such date of termination. Furthermore, if there is a Partial Taking of (a) less than twenty five percent (25%) of the usable area of the Premises, or (b) twenty five percent (25%) or more of the usable area of the Premises, but Landlord elects to extend or build an addition to the Center so that the usable area of the Premises is more than seventy five percent (75%) of the usable area of the Premises as of the date Landlord receives notice of such Partial Taking, then this Lease will not terminate, but Base Rent payable under this Lease will be reduced in the same proportion that the rentable square footage of the Premises is reduced by or as a consequence of such Partial Taking.

16.2 Total Condemnation of Premises. If there is a Total Taking, then this Lease will terminate as of the date Tenant ceases possession of the Premises. Tenant will pay Landlord Rent through the date of such termination and Landlord will refund Tenant any Rent prepaid by Tenant for any period after such date of termination.

16.3 Condemnation of Center. If there is a Taking of more than twenty five percent (25%) of the gross area of the Center, then Landlord will have the right to terminate this Lease by written notice to Tenant within sixty (60) days after surrendering possession of the Center to such authority, which termination will be effective thirty (30) days after the date of such termination notice. Tenant will pay Landlord Rent through the date of such termination and Landlord will refund Tenant any Rent prepaid by Tenant for any period after such date of termination.

16.4 Condemnation of Common Areas. If there is a Taking of any part of the Common Areas, (a) except as otherwise hereinafter expressly provided, this Lease will not terminate, (b) Rent payable under this Lease will not be reduced or abated, and (c) Tenant will not be entitled to any part of the compensation or damages awarded for such Taking. Furthermore, if the area of the Common Areas remaining following such Taking, plus any additional parking area provided by Landlord, is less than sixty five percent (65%) of the square footage of the Common Areas at the time of such Taking, Landlord will have the right to terminate this Lease by written notice to Tenant within sixty (60) days after surrendering possession of the Center to such authority, which termination will be effective thirty (30) days after the date of such termination notice. Tenant will pay Landlord Rent through the date of such termination and Landlord will refund Tenant any Rent prepaid by Tenant for any period after such date of termination.

16.5 Compensation. All compensation and damages awarded for any Taking (including any Partial Taking or Total Taking) will be the sole property of Landlord, whether such compensation or damages will be awarded for the unexpired portion of the Term, diminution in the value of this Lease or otherwise. Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation and damages; provided, however, that nothing in this Section 16 will be construed to preclude Tenant from prosecuting any separate Claim directly against the applicable authority (but not against Landlord) for the value of, damages to or the cost of removal of Tenant's Property which under the terms of this Lease would remain Tenant's Property upon the expiration of the Term, so long as such Claim will not diminish or otherwise affect Landlord's compensation or damages awarded for any Taking (including any Partial Taking or Total Taking). Landlord will not be liable to Tenant or any of Tenant's Representatives for any Claims (including any Claims for loss of property or loss of business) which Tenant or any of Tenant's Representatives may suffer as a consequence of any Taking (including any Partial Taking or Total Taking).

17. Access. Tenant will permit Landlord to enter the Premises at all reasonable times, and on reasonable advance oral or written notice, and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of Emergency) for the purposes of (a) inspecting the Premises, (b) making repairs, alterations or improvements required or permitted to be made by Landlord under this Lease, (c) facilitating repairs, alterations or improvements to other parts of the Center, and (d) showing the Premises to prospective purchasers, the holder of (or beneficiary under) any Superior Instrument or other prospective tenants. Landlord will use reasonable efforts to minimize any inconvenience to or disruption of Tenant; provided, however, that in no event will Landlord be obligated to employ overtime or premium labor or incur any extraordinary expenses in connection with any repairs, alterations or improvements by Landlord. Landlord and persons authorized by Landlord may enter the Premises at any time without notice to Tenant in the event of an Emergency. Any entry by Landlord under this Section will not constitute an eviction of Tenant, impose any liability to Landlord for trespass or give grounds for Tenant to terminate this Lease.

18. Signs and Awnings. Tenant will, prior to opening for business in the Premises, install an exterior sign in accordance with the Sign Criteria. Notwithstanding the foregoing, all sign installation by Tenant must have prior written approval from Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. The failure of Tenant to install such sign will be deemed to be an Event of Default. Tenant agrees that, throughout the Term, all of Tenant's signs and symbols in connection with the Premises, will (a) be prepared professionally, (b) be maintained in good condition and repair, (c) comply with all Requirements, and (d) comply with the Sign Criteria. Upon the expiration or earlier termination of this Lease, Tenant will promptly remove all of its signs and repair any damage resulting from such removal, failing which Landlord may remove, sell or dispose of such signs and repair such damage on Tenant's behalf, in which event Tenant will reimburse Landlord, as Additional Rent, all costs and expenses incurred by Landlord in connection therewith, and in which event the proceeds of any such sale or other disposition will belong to Landlord. Tenant's obligation under this Section will survive the expiration or earlier termination of this Lease. Furthermore, Tenant may not install any awning on the exterior Building without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed.

19. Tenant Default.

19.1 Events of Default. Each of the following will constitute an Event of Default by Tenant: (a) Tenant will fail to pay any Base Rent, Percentage Rent, Additional Rent or any other amount under this Lease when due, and such failure continues for three (3) days after notice from Landlord to Tenant; provided, however, that Landlord need

only give such notice, and Tenant will have such time to cure, not more than one (1) time in any twelve (12) month period; (b) Tenant will fail to perform or observe any of its other obligations under this Lease, and such failure continues for a reasonable period of time not to exceed ten (10) days after written notice from Landlord to Tenant (or such shorter time period as may be specified elsewhere in this Lease) or, if such violation or failure will reasonably require longer than ten (10) days to cure, if Tenant will fail to commence to cure the same within ten (10) days after written notice from Landlord to Tenant and continuously prosecute the curing of the same to completion with due diligence; provided, however, that such additional period will in no event be longer than ninety (90) days; (c) Tenant or Guarantor will make a general assignment for the benefit of creditors or will file a petition for bankruptcy, reorganization, liquidation, dissolution or similar relief under the Bankruptcy Code or under any State insolvency laws; (d) a petition for bankruptcy, reorganization, liquidation, dissolution or similar proceeding is filed against Tenant or Guarantor under the Bankruptcy Code or under any State insolvency laws and the same is not discharged within forty-five (45) days of filing; (e) Tenant rejects this Lease in any proceeding under the Bankruptcy Code or any State insolvency laws; (f) a trustee, receiver or liquidator will be appointed for the property of Tenant or any Guarantor, and the same is not vacated or set aside within forty-five (45) days of the appointment; (g) Tenant will fail to accept possession of the Premises on the Commencement Date; (h) Tenant will vacate or abandon the Premises; (i) Tenant assigns this Lease or subleases the Premises, except as expressly permitted under Section 13 of this Lease; (j) Tenant will be late a total of three (3) times in any twelve (12) month period in the payment of Rent due Landlord under this Lease, or will repeatedly default in the keeping, observing or performing of any other obligations of Tenant under this Lease; provided, however, that notice of such non-payment or other defaults will have been given to Tenant as provided in this Lease, but irrespective of whether or not Tenant will have timely cured any such payment or other defaults for which notice was given; (k) Tenant's acts or omissions cause any fines, penalties or similar charges to be assessed against Landlord or the Center; and (l) Tenant's failure to provide to Landlord, within twenty (20) days after written demand from Landlord, adequate assurances (including supporting documentation reasonably requested by Landlord) of Tenant's intent and ability to pay and perform all of Tenant's obligations under this Lease, including Tenant's intent and ability to diligently and in good faith undertake the timely design, permitting and construction of Tenant's Initial Work.

19.2 <u>Right of Re-Entry.</u> Landlord, in its reasonable discretion and without further notice to Tenant, may at any time after an Event of Default re-enter and take possession of the Premises with or without terminating this Lease. No re-entry or taking possession of the Premises by Landlord will (a) constitute a forfeiture of any Rents payable by, or a waiver of any obligations of, Tenant under this Lease, or (b) be construed as an election on Landlord's part to accept a surrender of the Premises unless written notice of such intention is given by Landlord to Tenant. In the event of such re-entry, Landlord will have the right, but not the obligation, to re-lease all or a portion of the Premises for such periods of time, at such rental rates, for such uses and upon such other terms and conditions as Landlord may elect in its sole discretion. If Landlord re-leases all or a portion of the Premises, then Landlord will apply the net rent actually received by Landlord from such re-letting first to the payment of Landlord's Recovery Costs. The balance, if any, will be applied by Landlord, from time to time, toward the Rent due and payable by Tenant under this Lease, with the right reserved to Landlord to bring such action or proceedings for the recovery of any deficiency remaining unpaid from time to time without the obligation to await the end of the Term for the final determination of Tenant's total remaining obligations under this Lease. The failure of Landlord to re-let any portion of the Premises or, if Landlord re-lets any portion of the Premises, the failure of Landlord to collect any rent from such re-letting, will not release, limit or otherwise affect any of Tenant's obligations under this Lease. Landlord may make such improvements, alterations and repairs in or to the Premises as Landlord, in its sole discretion, deems necessary or desirable for the purpose of re-letting the Premises and the same will not release, limit or otherwise affect any of Tenant's obligations under this Lease. In the event the Lease is terminated as a result of an Event of Default, the unamortized portion of (a) costs and expenses incurred by Landlord in completing any tenant improvements, (b) all commissions paid by Landlord with respect to the Lease, and (c) any free or abated rent or other charges, any cash or other bonus, inducement or consideration for Tenant's entering into this Lease abated, given or paid by Landlord shall become immediately due and payable by Tenant. Notwithstanding anything provided herein to the contrary, upon an Event of Default, Landlord may maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after an Event of Default by Tenant and recover Rent as it becomes due provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

19.3 <u>Waiver of the Right of Redemption.</u> Tenant hereby waives any and all rights of redemption granted by or under any laws of the State if Tenant is evicted or disposed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant or any of the terms, covenants or conditions of this Lease, or otherwise.

19.4 <u>Right to Remove Property.</u> If Landlord re-enters the Premises under this Lease, Landlord may remove, sell, dispose of and/or store Tenant's Property at the sole risk, cost and expense of Tenant, and Landlord will in no event be responsible for safekeeping any of Tenant's Property and the proceeds of any such sale or other disposition will belong to Landlord. Within ten (10) days of demand by Landlord, Tenant will pay to Landlord, as Additional Rent, all costs and expenses incurred by Landlord in connection with such removal or storage of Tenant's Property.

19.5 <u>Right to Perform.</u> If Tenant fails to make any payment or perform any other obligation under this Lease, after applicable notice and cure periods, Landlord will have the right (in its sole discretion), but not the obligation, to make such payment or perform such other obligation on behalf of Tenant, without waiving or releasing Tenant from any obligation under this Lease. Within ten (10) days of demand by Landlord, Tenant will pay to Landlord, as Additional Rent, all payments made by Landlord on behalf of Tenant, and all costs and expenses incurred by Landlord on behalf of Tenant, together with interest thereon at the Applicable Interest Rate from the date such sums were paid by Landlord through the date of repayment by Tenant. Notwithstanding anything in this Section 19 to the contrary, Landlord need not give any notice prior to performing Tenant's obligations in an Emergency.

19.6 Right to Accelerate. Landlord, in its sole discretion, may at any time after an Event of Default elect in writing to recover as damages, and not as a penalty, an amount equal to the Base Rent and Additional Rent payable by Tenant for the remainder of the Term, discounted to present value using a discount rate of four (4%) percent, plus all of Landlord's Recovery Costs.

19.7 Dishonored Check. If any check of Tenant is dishonored by Tenant's bank, a Late Charge will be imposed on the amount due. In addition, Tenant will pay a service charge to Landlord in the amount of Two Hundred Fifty Dollars ($250.00) per such check to cover administrative expenses of Landlord. If, during the Term, more than two (2) checks of Tenant are dishonored by Tenant's bank, then, upon Landlord's request, Tenant will pay all future Rent by cashier's check or money order only.

19.8 Interest. In addition to any Late Charge, if Tenant fails to pay any amount due under this Lease, after applicable notice and cure periods, then such unpaid amount will bear interest at the Applicable Interest Rate from the date when the particular amount became due through the date of repayment to Landlord. Notwithstanding anything set forth in this Lease to the contrary, Tenant will not be obligated to pay, and Landlord will not be entitled to collect, any Late Charges or interest which collectively would be greater than the highest legal rate of interest which may be charged under the laws of the State. Accordingly, any such charges which would be in violation of the laws of the State will be reduced to the extent necessary to avoid such violation.

19.9 Reimbursement for Costs of Enforcement. Tenant will reimburse and pay to Landlord all costs and expenses of Landlord in connection with Landlord's enforcement of its rights and remedies under this Lease, including court costs and reasonable attorneys' fees all of which will be deemed Additional Rent.

19.10 Remedies Cumulative. In the event of a breach or threatened breach by Tenant of any of the terms of this Lease, Landlord will have all rights and remedies available to Landlord under this Lease, at law or in equity, including the right to (a) obtain injunctive and declaratory relief (temporary or permanent), (b) summary or unlawful detainer proceedings, and (c) institute a distress for rent action; it being agreed that (i) Tenant expressly waives any bonding requirements, (ii) Landlord will not be required to file any bond in any distress action, and (iii) Tenant expressly waives any right to replevy distrained property. All rights and remedies of Landlord will be cumulative and no right or remedies under this Lease will exclude any other rights or remedies of Landlord.

20. Landlord Default. If Landlord fails to perform or observe any of its obligations under this Lease and such failure continues for more than thirty (30) days after Tenant has delivered written notice thereof to Landlord and Landlord's Mortgagee, such failure will constitute a default under this Lease unless Landlord disputes the claimed default in good faith by written notice to Tenant within such thirty (30) day period; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant will identify the Lease provisions containing the Landlord's obligations that are the subject of Tenant's complaint and specify in reasonable detail the nature and extent of Landlord's failure with respect thereto. If Landlord or Landlord's Mortgagee fails to cure any default within the applicable grace period, Tenant will have the right to seek injunctive relief to remedy such default. Tenant will not be entitled to terminate this Lease, or seek to recover damages, in connection with any default by Landlord.

21. Landlord's Lien and Security Interest. In addition to any statutory lien which Landlord may have under applicable law, Tenant hereby grants to Landlord a first priority lien on and security interest in and to Tenant's Property, together with any insurance proceeds or other proceeds thereof. Tenant will not grant a lien or security interest to any other Person. This Lease constitutes a security agreement and creates a security interest in personal property under the Uniform Commercial Code. Tenant will execute and deliver to Landlord such financing statements and such further assurances as Landlord may, from time to time, consider necessary to create, perfect and preserve its lien and security interest. Furthermore, Tenant hereby designates Landlord as Tenant's attorney-in-fact for the sole and limited purpose of executing such financing statements and other instruments and any such execution by Landlord pursuant to this Lease will be effective and binding upon Tenant as though executed originally by Tenant. Tenant hereby also authorizes Landlord at any time and from time to time to file any such initial financing statements and any amendments thereto and continuation statements with or without signature of Tenant as authorized by applicable law. Upon an Event of Default, in addition to all other rights and remedies available to Landlord, Landlord will have the right, but not the obligation, to (a) remove and store Tenant's Property at the sole risk, cost and expense of Tenant, and Landlord will in no event be responsible for safekeeping any of Tenant's Property, (b) sell or otherwise dispose of Tenant's Property, with or without notice, in such manner as Landlord will determine in its sole discretion, and (c) become the purchaser of any Tenant's Property at any public or private sale (unless prohibited by any Governmental Requirements) upon offering the highest price at any such sale. Commercially reasonable notice shall be deemed to be at least ten (10) days' notice prior to any foreclosure sale of the Tenant's Property, unless an extended notice period is otherwise required by Governmental Requirements. The proceeds of any such sale will be applied, first to the cost and expense of such sale, including attorney fees, second to any cost and expense of such storage and removal, and, third to the payment of any amounts owed from Tenant to Landlord under this Lease. The balance, if any, will be paid to Tenant. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted in addition and supplementary hereto.

22. Quiet Enjoyment. If and so long as Tenant pays all Rent and performs all other obligations of Tenant under this Lease, Tenant will quietly enjoy the Premises during the Term without material hindrance by Landlord or anyone claiming by, through or under Landlord, subject to the terms of this Lease and any Superior Instrument.

23. Holdover Tenancy. If Tenant will hold over after the expiration of the Term without the written consent of Landlord, which consent may be withheld in Landlord's sole discretion, then Landlord may at its option (a) exercise

any right or remedy available to Landlord under this Lease or otherwise, (b) deem Tenant to be occupying the Premises on a month-to-month basis, which tenancy may be terminated by either Party on thirty (30) days written notice to the other Party, or (c) deem Tenant to be a tenant at sufferance only. During any holdover tenancy, Tenant will be bound by all terms of this Lease; provided, however, that Tenant will pay to Landlord, monthly in advance, Rent in an amount equal to two hundred percent (200%) of the Rent which was payable in the last full calendar month of the Term. Without limiting any of Landlord's other rights and remedies, if Landlord re-lets the Premises (or any portion of the Premises) to another Person and the term of such lease commences during the period in which Tenant holds over, Landlord will be entitled to recover from Tenant any and all Claims (including loss of profits) of Landlord arising out of Tenant's failure or inability to vacate and surrender possession of the Premises to Landlord as and when required under this Lease. Any holdover Rent set forth herein, or any monetary or non-monetary requirements set forth in this Lease shall not be construed to constitute liquidated damages for Landlord's losses resulting from Tenant's holdover.

24. No Oral Amendment; No Waiver; No Oral Consent. This Lease will not be amended, supplemented or otherwise modified orally or by course of conduct and shall only be deemed amended, supplemented or otherwise modified by a further agreement in writing duly executed and delivered by Landlord and Tenant. The failure of Landlord or Tenant to exercise any right in one or more instances will not be construed as a waiver by Landlord or Tenant of such right or of any subsequent breach of any such right. The receipt by Landlord of Rent, with knowledge of a breach of any covenant or agreement hereof shall not be deemed a waiver of such breach and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. Wherever this Lease requires consent or approval of Landlord, such consent or approval will only be effective if given in a written instrument duly executed and delivered by Landlord.

25. Notices. All notices, requests and other communications under this Lease must be in writing and shall be deemed to have been delivered and received (a) on the date of delivery or refusal of delivery, if delivered by hand (against a signed receipt), (b) on the first Business Day after having been delivered to a nationally recognized overnight air courier service for "next business day" delivery, (c) three (3) Business Days after mailing, if delivered by U.S. certified mail, postage prepaid and return receipt requested, or (d) on the date sent by electronic mail if sent before 5:30 p.m. Eastern Time and a copy of such notice simultaneously given to a nationally recognized overnight delivery air courier service for "next business day" delivery, in each case addressed as follows:

If to Landlord:

SVAP II CHAPMAN, LLC
302 Datura Street, Suite 100
West Palm Beach, Florida 33401
Attn: Lease Administration
Email: leaseadministration@sterlingorganization.com

Remit Address:

SVAP II CHAPMAN, LLC
P.O. Box 209372
Austin, Texas 78720-9372

If to Tenant:

(a) prior to Landlord's delivery of the Premises:

YOSHIHARU GARDEN GROVE
3429 W. Florida Avenue
Hemet, California 92545
Attn: Mai Huong Uong
Email: maihuong71@icloud.com

or (b), thereafter:

YOSHIHARU GARDEN GROVE
9812 Chapman Avenue
Garden Grove, California 92841
Attn: Mai Huong Uong
Email: maihuong71@icloud.com

With a copy to:

Yun Law Group
6940 Beach Boulevard, Ste 413
Buena Park, California 90621

Either Party may change its address under this Lease by giving written notice of such change to the other Party in the manner provided in this Section. The respective attorneys for each Party are authorized to give any notices, make any requests and send any other communications under this Lease on behalf of their respective clients. Tenant hereby appoints as Tenant's agent to receive service of all dispossessory or other legal proceedings and notices hereunder, the person in charge of the Premises or occupying the Premises at the time of delivery or service of such proceedings and notices; and if no person is in charge of or occupying the Premises at such time, then such service or notice may be made by attaching the same on the main entrance to the Premises. The refusal to accept delivery shall constitute acceptance.

26. Exhibits; Riders. All exhibits and riders, if any, attached to this Lease are made a part of this Lease by this reference and the terms of this Lease will control over any inconsistent terms of any of such exhibits or riders.

27. Limitation of Landlord's Liability. The term "Landlord" as used in this Lease will mean only the owner, at the time in question, of the fee title or ground lease estate, as the case may be, to the Center. In the event of any

transfer of such fee title or ground lease estate, the then Landlord named in this Lease will be relieved of all of its obligations under this Lease from and after the date of such transfer; provided, however, that such Landlord will deliver to the grantee any funds (such as the Deposit) then held by Landlord in which Tenant has an interest. The obligations of Landlord under this Lease will, subject to this Section, be binding on Landlord's successors and assigns, only during each Landlord's respective period of ownership. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or any Landlord's Representatives. Thus, Tenant will look solely to Landlord's then existing interest in the Center, and to no other assets of Landlord, for satisfaction of any liability of Landlord under this Lease, and will not seek recourse against any of Landlord's Representatives, or any of their personal assets for such satisfaction. No other properties or assets of Landlord will be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of the Parties to this Lease or Tenant's use of the Premises. In no event will Landlord be liable or responsible for any consequential, punitive, incidental or special damages.

28. **Landlord's Reserved Rights.** Landlord reserves the right at any time to (a) make or permit changes or revisions in the plan for the Center, including additions or supplements to, and reductions, rearrangements, alterations or modifications of, the building areas and the Commons Areas comprising the Center, (b) construct improvements in, and make alterations of, the Center, including the right to build additional stories on any building comprising the Center and the right to construct areas for kiosks, pushcarts and other displays in the Common Areas, (c) erect temporary scaffolds and similar aids to construction on the exterior of the Premises and the Center; provided, however, that access to the Premises will not be denied, (d) install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving the Premises and other occupants of the Center; provided, however, that the same will be in locations within the Premises that will not unreasonably deny Tenant's use of the Premises, and (e) convey portions of the Center to others for the purpose of, among other things, constructing buildings or improvements thereon. In addition, Landlord will have the exclusive right to use the roof of the Premises, the side or rear walls of the Premises, and the other structural elements of the Premises (including free-standing columns and footings for all columns), for any purpose; provided, however, that such use will not encroach on the interior of the Premises unless (i) all work carried on by Landlord with respect to such encroachment will be done during hours when the Premises are not open for business and otherwise will be carried out in such a manner as not to unreasonably interfere with Tenant's operations in the Premises, (ii) Landlord, at its sole cost and expense, will provide any security services to the Premises required by such work, and (iii) Landlord, at its sole cost and expense, will repair all physical damage to the Premises resulting from such work. Tenant acknowledges that the Center has been developed as a shopping center for the mutual use and enjoyment of its various tenants and occupants, and further acknowledges that, from time to time, such other tenants and/or occupants of the Center may engage in such activities, including construction and/or renovation of their respective premises, which activities may, from time to time, generate noise and/or vibrations affecting portions of the Center, including the Premises. Without waiving any rights and/or remedies which Tenant may have at law or in equity against such other tenants and/or occupants of the Center, including claims of nuisance and/or trespass, Tenant acknowledges that such activities, and the noise and vibrations generated thereby, shall in no event constitute a breach by Landlord of any provision of this Lease, a breach of Tenant's quiet enjoyment, an actual or constructive eviction, or release Tenant from any of its obligations under this Lease, including its obligation to pay Rent. Notwithstanding the foregoing, Landlord shall not, in exercising its rights under this Section 28, (a) materially and adversely affect ingress and egress to and from the Premises, (b) materially and adversely affect the visibility of the storefront of the Premises or Tenant's signage from the immediately adjacent Common Area, or (c) reduce the parking spaces in the Center below that which is required by the applicable Governmental Authorities.

29. **Successor Landlord.** If a Successor Landlord acquires title to the Center (or any portion of the Center), the then Landlord will have the right to assign this Lease, the Deposit and the Prepaid Rent to such Successor Landlord, in which event Landlord will be released from all subsequent obligations under this Lease and Tenant will attorn to such Successor Landlord as Landlord under this Lease. In addition, in the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord covering the Premises, upon assumption of this Lease by such Successor Landlord, Tenant shall attorn to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to such Successor Landlord whereby Tenant attorns to, such Successor Landlord and recognizes such Successor Landlord as Landlord under this Lease, although any such instrument shall not be necessary to effectuate Tenant's agreement to attorn hereunder.

30. **Estoppel Certificate.** Within ten (10) days after Landlord's request, Tenant will from time to time execute and deliver (in recordable form) a certificate, together with a true and correct copy of this Lease, certifying (a) that this Lease is in full force and effect without modifications, (b) the amount, if any, of the Prepaid Rent and the Deposit under this Lease, (c) the dates to which Rent has been paid under this Lease, (d) that Landlord has performed all of its obligations, and Tenant has no claims or counterclaims against Landlord, under this Lease, (e) that Tenant has no defenses, deductions or offsets with respect to its obligations under this Lease, (f) there is no event or condition that would give Tenant the right to terminate this Lease, and (g) any other fact reasonably requested by Landlord. Tenant's failure to properly execute and deliver such certificate (with such exceptions or modifications that Tenant may assert in good faith) within such ten (10) day period, will constitute an Event of Default that is not thereafter subject to being cured. Furthermore, Tenant acknowledges that Landlord will suffer substantial damages if Tenant does not execute and deliver such certificate in accordance with this Section.

31. **Tenant's Financials; Sales Reporting.**

31.1 **Tenant's Financials.** Within ten (10) days after Landlord's request, Tenant will from time to time deliver its then current financial statements to Landlord. Such financial statements will be the most recently available audited annual financial statements of Tenant and Tenant's internal financial statements for the most recent calendar quarter, which will be certified by Tenant's chief financial officer (or equivalent) as being true and correct in all

material respects to the best knowledge of such individual. Tenant will pay a Late Charge to Landlord for each financial statement that is not delivered to Landlord within such ten (10) day period.

31.2 **Sales Reporting.** Within thirty (30) days after the end of each Lease Year, Tenant will deliver to Landlord an Annual Statement signed by an officer of Tenant. Also, within twenty (20) days after Landlord's request, Tenant will deliver to Landlord an Annual Statement; provided, however, that such request may only be made by Landlord (a) one time in any calendar year, or (b) in connection with any sale or refinance of the Center, from time to time. If Tenant fails to timely provide any Annual Statement, Tenant will pay a Late Charge to Landlord for each Annual Statement that is not delivered to Landlord within ten (10) days after Landlord's written notice therefor.

31.3 **Landlord's Audit Right.** Tenant will preserve for at least three (3) years after each Lease Year, on the Premises or at Tenant's notice address, all books and records disclosing information pertaining to Gross Revenue, any additional material which would normally be examined by an independent certified public accountant pursuant to accepted auditing standards, and such other information respecting Gross Revenue as Landlord requires, including cash register tapes, sales slips, sales checks, gross income and sales tax returns, bank deposit records, sales journals and other supporting data including itemized records of permitted exclusions. Landlord and its Auditor may, at any reasonable time, upon not less than three (3) Business Days prior notice to Tenant, audit Tenant's books, records and procedures relating to Gross Revenue. If Tenant shall have failed to furnish Landlord any Annual Statement during any Lease Year, Tenant shall promptly pay Landlord the cost of said audit. Tenant's obligation to preserve all original books and records shall survive the expiration or earlier termination of the Term.

32. **No Accord and Satisfaction.** No receipt and retention by Landlord of any payment by Tenant in connection with this Lease will give rise to or otherwise constitute an accord and satisfaction, compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary. Landlord may apply any such payment to any Rent due and payable by Tenant under this Lease in such manner as Landlord determines, in its sole discretion, without prejudice to Landlord's right to recover the balance of any Rent or to pursue any other right or remedy. In addition, Landlord's acceptance of the keys to the Premises from Tenant before the expiration of the Term will not operate as a termination of this Lease or a surrender of the Premises.

33. **Severability.** The Parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term of this Lease is held to be invalid or unenforceable, then such term will be stricken from this Lease and the remaining terms will continue to be valid and enforceable.

34. **Subordination.** This Lease, and the rights of Tenant hereunder, will be subject and subordinate to any Superior Instrument; provided, however, that the holder of any Superior Instrument will have the right at any time, upon written notice to Tenant, to subordinate such Superior Instrument, without Tenant's consent, in which event this Lease will be deemed prior and superior to such Superior Instrument without regard to their respective dates of execution, delivery or recording. This Section will be self-operative and no further instrument of subordination will be required by the holder of any Superior Instrument; provided, however, that within ten (10) days after Landlord's request, Tenant will from time to time execute, acknowledge and deliver documentation that may be reasonably required to confirm the provisions of this Section. Tenant's failure to properly execute, acknowledge and deliver such documentation within such ten (10) day period, will constitute an Event of Default that is not thereafter subject to being cured.

35. **Time.** TIME IS OF THE ESSENCE with respect to all obligations of Tenant under this Lease. All days set forth in this Lease will be deemed to be calendar days unless specifically stated to be Business Days. Any time period provided for in this Lease which ends on a Saturday, Sunday or legal holiday for national banks in the State, shall extend to 5:00 p.m. of the next full Business Day. All times set forth in this Lease shall be Eastern Daylight Time or Eastern Savings Time, as the case may be.

36. **Successors and Assigns.** This Lease will be binding on and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, administrators, and, except as otherwise provided, successors and assigns.

37. **Relationship of Parties.** Neither Party will be deemed to be a partner of the other, and neither Party will be liable for any debts or obligations incurred by the other in the conduct of such other Party's business or otherwise. The relationship of the Parties will at all times be that of landlord and tenant. There is no fiduciary relationship between Landlord and Tenant and neither Party will owe any fiduciary duties to the other.

38. **Authority; Liability.** If Tenant is a corporation, partnership, limited liability company or other entity, Tenant represents and warrants to Landlord that (a) Tenant is duly organized, validly existing and in good standing under the laws of the state in which it was formed and is duly qualified to transact business in the State, (b) Tenant has full power to execute, deliver and perform its obligations under this Lease, (c) the execution and delivery of this Lease, and the performance by Tenant of its obligations under this Lease, have been duly authorized by all necessary action of Tenant, and do not contravene or conflict with any organizational documents of Tenant or any other agreement binding on Tenant, and (d) the individual executing this Lease on behalf of Tenant has full authority to do so. If there is more than one Person constituting Tenant, each Person will be jointly and severally liable with the other Person constituting Tenant for the performance of all of the obligations of Tenant under this Lease. If Tenant is a partnership, each and every present and future general partner of Tenant will be and remain at all times jointly and severally liable under this Lease and neither the death, resignation or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms of this Lease, will operate to release any partner under this Lease.

39. **No Third Party Beneficiaries.** This Lease is not intended to benefit or confer any rights upon any third party, and no such other party may enforce any rights or obligations arising under this Lease against any of the Parties

to this Lease as a third party beneficiary, except rights contained herein for the benefit of the holder of any Superior Instrument (including any Mortgagee).

40. Applicable Law; Venue. This Lease will be construed according to the laws of the State without application of conflicts of laws principles. Any legal action or proceeding arising out of this Lease will be instituted in a court (federal or state) located in the County in which the Center is located, which will be the exclusive jurisdiction and venue. In addition, Landlord and Tenant waive any objection either may now or hereafter have to the laying of venue of any legal action or proceeding in such courts, and further waive the right to plead or claim that any legal action or proceeding brought in such courts has been brought in an inconvenient forum. This provision will not be construed as a waiver of service of process in any action or proceeding.

41. Broker Indemnification. Tenant represents and warrants to Landlord that, other than Broker, Tenant has not dealt with any broker, finder or similar agent in connection with the negotiation, execution or delivery of this Lease. Tenant will indemnify, defend (with counsel acceptable to Landlord) and hold harmless Landlord and Landlord's Representatives from and against any and all Claims for any commission, finder's fee or other compensation in connection with the negotiation, execution or delivery of this Lease by any Person claiming by, through or under Tenant. Tenant's obligations under this Section will survive the expiration or earlier termination of this Lease.

42. Effect of Bankruptcy. Tenant will not assign, mortgage or encumber this Lease, or permit any part of the Premises to be subleased, except as specifically set forth in Section 13 above; provided, however, that if this Lease is assigned to any Person pursuant to the Bankruptcy Code, all consideration payable in connection with such assignment will be paid to Landlord, remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. If any such consideration is paid to Tenant, then Tenant will hold the same in trust for the benefit of Landlord and pay Landlord as promptly as possible. When, under the Bankruptcy Code, any trustee or debtor in possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, such charges will be not less than the Base Rent and Additional Rent then payable under this Lease. If a proceeding under the Bankruptcy Code is instituted by or against Tenant, Tenant will not seek an extension of time within which it must assume or reject this Lease under Section 365(d)(4) of the Bankruptcy Code and Tenant irrevocably waives and relinquishes any right it may have to seek an extension to the fullest extent permitted by applicable law. Failure of Tenant to assume this Lease within the time period provided in Section 365(d)(4) of the Bankruptcy Code, without extension of that time period, will conclusively and irrevocably constitute Tenant's rejection of this Lease and waiver of any rights of Tenant to assume or assign this Lease. Tenant's rejection of this Lease under the Bankruptcy Code will constitute an Event of Default, which will entitle Landlord to terminate this Lease upon written notice to Tenant.

43. Surrender of Premises. At the expiration or earlier termination of this Lease, Tenant will (a) surrender the Premises to Landlord in good order and condition, broom cleaned, casualty, condemnation and ordinary wear and tear excepted, (b) surrender all keys for the Premises, inform Landlord of all locks and remove all safes, if any, on the Premises, and (c) remove Tenant's Property from the Premises and repair any damage caused by such removal. If Tenant fails to perform any of its obligations under this Section, Landlord will have the right (in its sole discretion), but not the obligation, to perform such obligations on behalf of Tenant, without waiving or releasing Tenant from any obligation under this Lease. If Landlord elects to perform any of the obligations of Tenant under this Section, then within ten (10) days of demand by Landlord, Tenant will pay to Landlord all costs and expenses incurred by Landlord on behalf of Tenant, together with interest thereon at the Applicable Interest Rate from the date such sums were paid by Landlord through the date of repayment by Tenant. Landlord's rights and Tenant's obligations under this Section will survive the expiration or earlier termination of this Lease.

44. Attorneys' Fees. In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease (whether or not such action or proceeding is prosecuted to judgment), the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, as well as costs of suit, in said action or proceeding (including any appeal thereof). In addition, if Landlord involuntarily becomes involved in any matter (whether in connection with a suit, action, proceeding or otherwise) involving Tenant and a third party, other than a suit, action or proceeding between Landlord and Tenant, then Tenant will, within ten (10) days of written demand by Landlord, pay to Landlord all reasonable attorneys' fees and costs incurred by Landlord in connection therewith. All references in this Lease to attorneys' fees will also be deemed to include fees of all legal assistants, fees of the in-house legal staff of Landlord or its Affiliates, and will include all fees incurred through all post-judgment and appellate levels.

45. Recording. In no event will this Lease be recorded; provided, however, that Tenant will, within ten (10) days of written request from Landlord, execute and deliver to Landlord, for recording purposes, a memorandum of this Lease prepared by Landlord.

46. Force Majeure.

46.1 Force Majeure Event. As used in this Lease, the term "Force Majeure Event" means any one of the following events that actually delays or prevents a Party from performing an obligation under this Lease and is beyond the reasonable control of the party obligated to perform: (a) acts of God, including natural catastrophes such as flood, earthquake, tidal wave, volcanic eruption, or tornado, (b) acts of war or terrorism, (c) labor strikes, lockouts, or shortages of labor, or (d) shortages of materials, or supply chain issues with respect to materials, (e) civil commotions, (f) moratorium on the issuance by any applicable governmental authority of any licenses, permits or other governmental approvals, (g) public health crises including, pandemics (including Covid-19) and epidemics, (h) fire or other casualty, and (i) other similar causes beyond the reasonable control of the Party obligated to perform. However, the term "Force Majeure Event" expressly excludes the following: (i) the financial condition of the Party

obligated to perform under this Lease, (ii) changes in market conditions, and (iii) the failure of any contractor, subcontractor, materialman or supplier to perform any obligation on behalf of a Party for reasons other than those described the definition of "Force Majeure Event" above. Furthermore, and notwithstanding anything in this Lease to the contrary, (x) the timely payment of all sums of money due from one party to the other (including Rent) shall not be excused by a Force Majeure Event, and (y) no Force Majeure Event shall operate to extend the Term of this Lease or Tenant's right of possession hereunder.

46.2 **Force Majeure Delay.** Subject to the foregoing provisions of Section 46.1, if either Party hereto shall be delayed or prevented from the performance of any obligation under this Lease by reason of a Force Majeure Event (a "Force Majeure Delay"), the performance of such obligation shall be excused for the period of the Force Majeure Delay and the period for the performance of such obligation shall be extended for a period equal to the period of such Force Majeure Delay; provided, however, the Party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance. In the event of a Force Majeure Delay, the Party so delayed or prevented shall notify the other of the occurrence of the applicable Force Majeure Event and the relief to which it is entitled under this Section 46.2 promptly after the Party so delayed or prevented has actual knowledge of the occurrence of such Force Majeure Delay.

47. **Tender and Delivery of Lease.** Submission of this Lease by Landlord does not constitute an offer, right of first refusal, reservation or option for the Premises or any other space in the Center. The execution and delivery of this Lease by Tenant to Landlord will be deemed to be Tenant's offer to lease the Premises in accordance with the terms of this Lease. This Lease will only become binding on Landlord if Landlord executes and unconditionally delivers this Lease to Tenant.

48. **Hazardous Materials; Mold.**

48.1 **No Hazardous Materials.** Tenant will not cause or permit: (a) the Premises to be used to manufacture, process, transport, store, handle or dispose of any Hazardous Materials, except for de minimus amounts used in the normal course of the operation of Tenant's business in compliance with all applicable Requirements, or (b) any release of any Hazardous Materials in or about the Premises or the Center as a result of any act or omission of Tenant or any of Tenant's Representatives.

48.2 **No Mold Conditions.** Tenant will not create or permit to exist any Mold Conditions in or about the Premises or the Center. Tenant will, at its sole cost and expense, regularly monitor the Premises for the presence of any Mold Conditions. In the event of any suspected or actual Mold Conditions at the Premises, Tenant will immediately notify Landlord in writing of the same and the precise location thereof. If any Mold Conditions in or about the Premises or any other part of the Center are a result of any actions or omissions of Tenant or any Tenant's Representatives, Tenant will promptly, at its reasonable cost and expense, retain a licensed and experienced Mold remediation contractor to completely clean-up and remove from the Premises and the Center all such Mold Conditions. All such clean-up, removal and remediation will, in each instance, be conducted to the satisfaction of Landlord and any applicable Governmental Authority and otherwise in compliance with applicable Requirements. There will be no abatement of Rent on account of any clean-up, removal or remediation of any such Mold Condition.

48.3 **Radon Gas.** Tenant acknowledges notification of the following: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Additional information regarding radon and radon testing may be obtained from your county public health unit.

48.4 **Indemnity.** Tenant will indemnify, defend (with counsel acceptable to Landlord) and hold harmless Landlord and Landlord's Representatives from and against any and all Claims arising out of or in connection with any of the following caused by Tenant or any of Tenant's Representatives: (a) the presence, disposal, release or threatened release of any Hazardous Materials with respect to the Premises or the Center, (b) any personal injury, including wrongful death, or damage to property, real or personal, arising out of or related to such Hazardous Materials, (c) any suit, action or proceeding brought, threatened or settled by any Governmental Authorities in connection with such Hazardous Materials, (d) any violation of any Environmental Law, or any rules and regulations of Landlord, which are based upon or in any way related to such Hazardous Materials, and (e) any Mold Conditions in or about the Premises or the Center.

48.5 **Landlord's Disclosure Regarding Hazardous Materials.** Pursuant to California Health and Safety Code Section 25359.7, Landlord discloses to Tenant the presence of known Hazardous Materials and associated environmental conditions that may exist or that may have existed on or beneath the Premises and/or the Center, including, but not limited to, common cleaning supplies, office supplies, and/or general maintenance products; in addition, asbestos-containing material may have come (and may in the future come) to be located on or beneath the Premises and/or the Center (collectively, the "Environmental Condition"). The Environmental Condition is generally described in various documents prepared by environmental consultants (the "Site Investigation"). Tenant acknowledges that Landlord has notified Tenant of the Environmental Condition prior to execution of this Lease, and Landlord will make available, upon Tenant's request, a true and correct copy of the Site Investigation documents for review by Tenant.

In addition, Tenant acknowledges having received notice under California Proposition 65 (pursuant to Health and Safety Code Section 25249.5 et seq. and 27 Cal. Code Regs. § 25601), of the following:

⚠ **WARNING:** Entering this area can expose you to chemicals known to the State of California to cause cancer and birth defects or other reproductive harm, including gasoline engine exhaust known to cause cancer from gasoline engines and methanol known to cause birth defects or other reproductive harm from cleaning products. For more information go to www.P65Warnings.ca.gov.

Tenant acknowledges and agrees that this disclosure regarding the presence of Hazardous Materials on or beneath the Premises fully satisfies all notice requirements under Health & Safety Code Section 25359.7 and 25249.6, and Tenant expressly waives the right to assert any claim including, without limitation, for actual damages or any civil penalty, for an alleged violation thereof. Tenant also waives any and all other claims, causes of action, damages, costs, penalties, remedies, or fees, whether known or unknown, arising from or related to the Hazardous Materials at or in the vicinity of the Premises, and Tenant expressly waives Tenant's rights under Section 1542 of the California Civil Code, which states as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Pursuant to California Health and Safety Code Sections 25915, et seq., Tenant shall provide written notice to Landlord and Tenant's employees within fifteen (15) days of Tenant's discovery or receipt of information regarding the existence or location of asbestos within the Premises or Center. Tenant shall not use, install or transport any asbestos within the Premises or Center without obtaining Landlord's prior written consent which may be withheld in Landlord's sole discretion.

If Tenant is aware of any (i) survey or (ii) bulk sample analysis or other monitoring data conducted for, by, or within Tenant's control (hereinafter collectively referred to as the "Asbestos Analysis") to determine the existence or location of asbestos within the Premises, Tenant's notice shall include the existence of, conclusions from, and description or list of contents from, the Asbestos Analysis.

Tenant shall permit such Asbestos Analysis to be reviewed and photocopied by Landlord, any employee of Tenant or Landlord and any representative of any such employees. If Tenant does not have any special knowledge as to the potential exposure health risks or impact, or general handling procedure, Tenant's notice shall specifically provide that Tenant lacks knowledge regarding handling instructions necessary to prevent and minimize release of, and exposure to, Asbestos and the potential health impacts resulting from exposure to Asbestos in the Premises, and shall encourage employees to contact local or state public health agencies.

The provisions of this Section shall survive the termination or expiration of this Lease.

48.6 **No Limitations; Survival.** The provisions of this Section 48 will be in addition to any other obligations Tenant may have to Landlord at law or in equity. Landlord's rights and Tenant's obligations under this Section 48 will survive the expiration or earlier termination of this Lease.

49. **Intentionally Omitted**.

50. **REA.** This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to any REA. This Section will be self-operative and no further instrument of subordination will be required in order to give effect to the provisions of this Section. Tenant acknowledges that an REA may contain, inter alia, terms, covenants, conditions, restrictions and/or other requirements (including, with respect to construction, alterations, operations, easements, signage, insurance, casualty and condemnation, maintenance standards, building height restrictions, permissible building areas, use restrictions, parking restrictions, and other similar and dissimilar matters) which may affect Tenant's occupancy, use, and enjoyment of the Premises and other portions of the Center, and may affect and/or otherwise limit the express rights of Tenant set forth in this Lease. Anything in this Lease to the contrary notwithstanding, Tenant covenants and agrees that it shall be bound by the covenants, conditions, restrictions and/or other requirements of the REA, and shall not by act or omission cause (or permit any of Tenant's Representatives to cause) any violation of any REA, and shall comply (and cause each of Tenant's Representatives to comply) with each and every provision of any REA applicable to Tenant's use and occupancy of the Premises and the Center throughout the Term.

51. **Guaranty.** Guarantor will guaranty to Landlord the prompt and full payment by Tenant of all Rent and other amounts payable by Tenant under this Lease and the performance by Tenant of all other obligations under this Lease pursuant to the Guaranty.

52. **Cap on Tenant's Percentage Share of Operating Expenses.** In no event will Tenant's payment of Tenant's Percentage Share of Operating Expenses increase by more than the Operating Expense Cap. The Operating Expense Cap will only apply to controllable Operating Expenses and will in no event apply to any cost or expense related to insurance, utilities, waste collection, security, weather related maintenance, compliance with changes in Governmental Requirements or any other cost or expense not controllable by Landlord. In addition, the Operating Expense Cap will not apply to Real Estate Taxes.

53. **Restrictive Covenant.**

53.1 **Exclusive Use.** So long as Tenant is open for business and using the Premises for the Exclusive Use, and so long as no Event of Default has occurred, Landlord shall not enter into a new lease in the Center that permits the premises thereunder to be used for the Exclusive Use. The restriction in this Section 53.1 shall not apply to (a) any premises within the Center that are from time to time subject to a lease for 7,500 or more square feet, (b) any tenant or occupant of the Center (or any successor, assignee, subtenant or replacement of any such occupant) that, as of the Effective Date, has the right to use its premises (as may be relocated within the Center) for the Exclusive Use; provided, however, if Landlord's consent is required for such use and such consent is requested by another tenant

or occupant in the Center, Landlord will not grant consent to a use that would violate the Exclusive Use, or (c) any Incidental Sales by any other occupant of the Center from time to time. Moreover, the restriction in this Section 53.1 shall not prohibit Landlord from entering into a new lease for the Exclusive Use that becomes effective after the expiration or earlier termination of this Lease. Furthermore, the restriction in this Section 53.1 is intended only for the benefit of the originally named Tenant under this Lease and shall not be available to any successor, assignee, subtenant or transferee of the originally named Tenant under this Lease. In the event of any assignment, sublease or other transfer of the originally named Tenant's interest in this Lease or the Premises, this Section 53 shall thereafter be deemed null and void.

53.2 Rights and Remedies. If Landlord violates its covenant under Section 53.1, Tenant may send an Exclusive Use Violation Notice to Landlord. If Landlord fails to cure the violation set forth in the Exclusive Use Violation Notice within three hundred sixty (360) days after receiving the Exclusive Use Violation Notice, then Tenant will have the right to terminate this Lease upon thirty (30) days written notice to Landlord given on or before the date which is thirty (30) days following such three hundred sixty (360) day period; provided, however, that if Landlord cures such violation prior to the effective date of the termination, then such termination under this Section 53.2 will automatically become null and void and this Lease will continue in full force and effect. If Tenant fails to terminate this Lease on or before the end of such thirty (30) day period, Tenant will be deemed to have irrevocably waived such violation and any further right to terminate this Lease as a result of such violation. Subject to the foregoing, Tenant's right to terminate this Lease under this Section 53.2 will be Tenant's sole and exclusive remedy if Landlord violates Section 53.1. Notwithstanding the foregoing, Tenant's right to terminate this Lease shall not be applicable, if (i) the violation under Section 53.1 is due to a Rogue Tenant Violation, and Landlord provides Tenant with a Rogue Tenant Notice within fifteen (15) days following Landlord's receipt of the Exclusive Use Violation Notice, (ii) Landlord is diligently pursuing appropriate legal proceedings to cease such Rogue Tenant Violation, and (iii) either (aa) such Rogue Tenant Violation is so ceased within three hundred sixty (360) days of the date of the Rogue Tenant Notice, or (bb) a court of competent jurisdiction shall determine that no such Rogue Tenant Violation occurred and/or that the restriction set forth in this Section 53 is unenforceable (it being understood and agreed in this regard that Landlord shall have no duty to appeal any adverse ruling by a lower court which allows the alleged Rogue Tenant Violation to continue).

54. Tenant Improvement Allowance; Tenant's Fill In Work Allowance. Landlord will pay the Tenant Improvement Allowance and the Tenant's Fill In Work Allowance to Tenant within thirty (30) days following its receipt of a properly completed Payment Request, provided all of the Payment Conditions have been satisfied. If Tenant fails to submit a properly completed Payment Request within sixty (60) days following the Rent Commencement Date, with time being of the essence, then Tenant shall be deemed to have irrevocably waived its right to receive the Tenant Improvement Allowance and the Tenant's Fill in Work Allowance and Landlord shall have no further obligation to pay the Tenant Improvement Allowance or the Tenant's Fill in Work Allowance to Tenant. If there is an Event of Default during the initial Term of this Lease, Landlord shall have the right to recover from Tenant the unamortized cost of the Tenant Improvement Allowance and the Tenant's Fill In Work Allowance amortized on a straight line basis over the initial Term of the Lease.

55. Renewal Option.

55.1 Right to Extend. Landlord hereby grants Tenant the option to extend the Term of this Lease for each Renewal Term, the first Renewal Term commencing on the first day following the end of the initial Term and the second Renewal Term commencing on the first day following the end of the first Renewal Term, as the case may be, upon the same terms and conditions set forth in this Lease, except that (a) any rent free periods, rental concessions, inducements, allowances and other similar incentives provided to Tenant during the initial Term will not apply during the Renewal Term, (b) Landlord will have no obligation to perform any alterations or other work in or to the Premises solely as a result of such extension, (c) Tenant will continue to occupy the Premises in its "as is," "where is," and "with all faults" condition, and (d) there will be no further option or right to extend the Term beyond the second Renewal Term. If the Term is extended for the Renewal Term, the term "Expiration Date" under Section 1.1 of this Lease shall be modified to be the last day of the Renewal Term.

55.2 Conditions Precedent to Extension. Tenant's right to extend the Term is subject to the following conditions precedent being fully satisfied: (a) Tenant shall have delivered Renewal Notice not less than three hundred sixty (360) days prior to the commencement of any Renewal Term, with time being of the essence; (b) at the time of Tenant's exercise of the option to extend and immediately prior to the commencement of any Renewal Term (i) the Lease shall be in full force and effect, (ii) Tenant shall be occupying the Premises and open for business in accordance with Section 2.2 of this Lease, and (iii) no Event of Default shall exist under this Lease and no event shall exist which, with notice or the passage of time or both would constitute an Event of Default; (c) no material adverse change shall have occurred in the financial condition from the financial condition of Tenant existing on the Effective Date; (d) intentionally omitted, and (e) Base Rent for any Renewal Term shall have been determined pursuant to Section 55.3 below. Furthermore, if Tenant makes three (3) or more late payments of Rent at any time during the initial Term, then from and after the date of such third late payment, Tenant's right to extend the Term under this Section will, at Landlord's sole option and upon written notice to Tenant, be null and void and of no further force or effect.

55.3 Base Rent for Renewal Term. Within ninety (90) days after Landlord's receipt of a Renewal Notice from Tenant, Landlord shall deliver to Tenant a Fair Market Rent Statement, which shall set forth Landlord's determination of Fair Market Rent. If Tenant disagrees with Landlord's determination of Fair Market Rent, Tenant may deliver an objection notice within ten (10) days following its receipt of the Fair Market Rent Statement. If Tenant delivers an objection notice and the Parties do not otherwise agree in writing as to Fair Market Rent within ninety (90) days following Landlord's receipt of Tenant's objection notice, the Fair Market Rent set forth in the Fair Market Rent Statement shall be deemed the Base Rent during the Renewal Term, unless Tenant, as Tenant's sole recourse, revokes the Renewal Notice on or before five (5) days following such ninety (90) day period, thereby rendering Tenant's right

to extend the Term under this Section null and void. Furthermore, if Tenant fails to deliver to Landlord (i) an objection notice within ten (10) days following Tenant's receipt of the Fair Market Rent Statement, or (ii) a notice revoking the Renewal Notice within five (5) days following such ninety (90) day objection period, then the Renewal Notice will be deemed irrevocable and Base Rent for any Renewal Term will be the Fair Market Rent set forth in the Fair Market Rent Statement.

56. **Restaurant Provisions.** Tenant acknowledges that the operation of the Premises for the Permitted Use could, in the absence of adequate preventive measures, create conditions, which would be objectionable to Landlord and others in the Center. Thus, as an inducement to Landlord to consent to the Permitted Use, and in addition to all other obligations of Tenant under this Lease, Tenant agrees that it will, at its reasonable cost and expense, comply with the provisions of this Section.

56.1 **Grease Disposal and Storage.** Tenant will install, maintain, repair and replace all grease traps, grease interceptors and other equipment necessary to maintain the Premises in a clean and sanitary manner and free from insects, rodents, vermin and other pests, and free from any growth of bacteria, mold or mildew. In furtherance of the foregoing, Tenant shall contract for, in its own name, and pay for a qualified service contractor to inspect, clean, and repair such grease trap or grease interceptor at such intervals as may be required by Tenant's use, but in no event less frequently than once a month. Tenant shall promptly furnish a copy of the inspection and service report to Landlord. Tenant will not permit the discharge of any grease, grease ladened water, food or other materials into the wastewater disposal or drainage systems serving the Premises or the Center. If any such discharge should occur, then Tenant will be responsible for all costs and expenses (including any fines or penalties imposed by any Governmental Authority) which Landlord may incur because of such discharge, in addition to all other obligations of Tenant under this Lease. In the event such grease trap or great interceptor services Tenant and other tenants in the Center, Landlord may elect to perform such inspection, cleaning, and repairing, and Tenant shall pay to Landlord its proportionate share of the cost thereof based upon the number of tenants serviced by such grease trap or grease interceptor.

56.2 **Exhaust Equipment.** Tenant will install, maintain, repair and replace all Exhaust Equipment to prevent objectionable odors from emanating from the Premises. The Exhaust Equipment will include, without limitation, guards to prevent the discharge of any grease on the roof of the Premises. Tenant will continuously operate the Exhaust Equipment, and keep the Exhaust Equipment in good working order, during all hours of operation of Tenant's business in the Premises. If Landlord notifies Tenant in writing that objectionable odors are emanating from the Premises, Tenant will, within three (3) days after notice from Landlord, commence in good faith to install such other reasonable control devices or procedures, as is reasonably required to eliminate such objectionable odors within a reasonable time, and diligently prosecute same to completion. If Tenant fails to take such action, Landlord may, in addition to any other right or remedy available to Landlord, cure such failure at Tenant's cost and expense. Furthermore, Tenant will be responsible for repairing any damage to the roof and the Premises caused by the Exhaust Equipment.

56.3 **Pest Control.** Tenant will secure and keep in effect a pest control contract providing no less than monthly inspections and treatments of roaches, insects, rodents, termites and other pests. The pest control company must be licensed in the State and otherwise reasonably acceptable to Landlord. Within ten (10) days of Landlord's request, from time to time, Tenant will provide proof of such contract to Landlord.

56.4 **No Objectionable Noises or Vibrations.** Tenant will use reasonable efforts to prevent objectionable noises and vibrations from emanating from the Premises.

56.5 **Waste Removal.** Tenant will cause all trash generated in the Premises to be stored in a sanitary manner and to be removed daily from the Premises and the Center. Tenant will at all times keep the dumpster area, and other equipment washing and cleaning areas, in a clean and sanitary condition. Tenant will use commercially reasonable efforts to prevent its customers and patrons from leaving any food or trash in any of the Common Areas or upon the streets or sidewalks adjacent to the Center and will be responsible for cleaning up such food or trash.

56.6 **Deliveries.** All deliveries to Tenant will be made at the kitchen access door of the Premises between the hours of 6:00 a.m. and 11:00 a.m. and in a manner that will not materially interfere with or interrupt the business operations and quiet enjoyment of the other occupants in the Center.

56.7 **Code Compliance.** Tenant will comply with all building and fire codes applicable to the operation of Tenant's business in the Premises, which may include the requirement to keep the entry door to the Premises closed during Tenant's hours of operation.

57. **Office of Foreign Asset Control Compliance.** Tenant represents and warrants to Landlord that neither Tenant, any Affiliate of Tenant, nor any of Tenant's Representatives, is a Blocked Person. Tenant will not permit any portion of the Premises to be used, occupied or operated by or for the benefit of any Blocked Person. Tenant will provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any legal requirement or applicable Requirements. Tenant acknowledges that as a condition to the requirement or effectiveness of any consent by Landlord to any assignment, subletting or other transfer pursuant to this Lease, Tenant will cause the assignee, sublessee or other transferee, as applicable, for the benefit of Landlord, to reaffirm, on behalf of such party, the representations of, and to otherwise comply with the obligations set forth in, this Section. It will be reasonable for Landlord to refuse to consent to an assignment, subletting or other transfer in the absence of such reaffirmation and compliance. Tenant agrees to Landlord's legal obligations (a) not to do business with Blocked Persons, and (b) to freeze any assets of Blocked Persons which may come into Landlord's possession. Tenant releases Landlord from any liability to Tenant for any actions taken by Landlord in good faith efforts to comply with the foregoing obligations.

Tenant will defend, indemnify and hold harmless Landlord from and against any and all Claims arising from or related to any breach of this Section by Tenant.

58. **Miscellaneous.** Each of Landlord and Tenant has reviewed this Lease with its own legal counsel or had an opportunity to review this Lease with its own legal counsel. This Lease will be interpreted without regard to any presumption or rule requiring construction against the party causing this Lease to be drafted. This Lease may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. If this Lease is executed (including by means of electronic execution) and delivered electronically in a PDF file, the electronic PDF file (and electronic signature, to the extent applicable) will be treated as an original for all purposes.

59. **JUDICIAL REFERENCE; COUNTERCLAIMS.** EACH PARTY TO THIS LEASE HEREBY EXPRESSLY AGREES THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR RELATED TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE DECIDED BY JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ. THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, SHALL DO SO APPLYING THE CALIFORNIA RULES OF EVIDENCE, AND SHALL REPORT A STATEMENT OF DECISION THEREON. THE PARTIES REPRESENT THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND VOLUNTARILY AND BEING AFFORDED THE OPPORTUNITY TO HAVE LEGAL COUNSEL REVIEW THIS PROVISION. ANY PARTY TO THIS LEASE MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE.

THE PARTIES ACKNOWLEDGE THAT IN A JUDICIAL REFERENCE PROCEDURE, ISSUES ARE DECIDED BY A REFEREE AND NOT BY A JURY.

MOREOVER, TENANT WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OR CROSSCLAIM OF ANY NATURE IN ANY SUIT, ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM OR CROSSCLAIM, WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO HAVE THE COUNTERCLAIM OR CROSSCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM OR CROSSCLAIM, THE COUNTERCLAIM OR CROSSCLAIM WILL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION TO THE EXTENT ALLOWED UNDER APPLICABLE LAW OR BY ORDER OF A COURT OF COMPETENT JURISDICTION. BY INITIALING IN THE SPACE BELOW, THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS PROVISION DECIDED BY JUDICIAL REFERENCE AS PROVIDED BY CALIFORNIA LAW. TENANT ALSO ACKNOWLEDGES THAT THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT.

INITIALS	INITIALS
BD	[signature]
LANDLORD	TENANT

60. **INTEGRATION.** THIS LEASE CONSTITUTES THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER OF THIS LEASE. ALL PRIOR UNDERSTANDINGS AND AGREEMENTS BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER OF THIS LEASE ARE MERGED INTO THIS LEASE. LANDLORD ACKNOWLEDGES THAT NO REPRESENTATION, WARRANTY, INDUCEMENT, PROMISE OR AGREEMENT HAS BEEN MADE, ORALLY OR OTHERWISE, BY TENANT OR ANYONE ACTING ON BEHALF OF TENANT, UNLESS SUCH REPRESENTATION, WARRANTY, INDUCEMENT, PROMISE OR AGREEMENT IS EXPRESSLY SET FORTH IN THIS LEASE. LIKEWISE, TENANT ACKNOWLEDGES THAT NO REPRESENTATION, WARRANTY, INDUCEMENT, PROMISE OR AGREEMENT HAS BEEN MADE, ORALLY OR OTHERWISE, BY LANDLORD OR ANYONE ACTING ON BEHALF OF LANDLORD, UNLESS SUCH REPRESENTATION, WARRANTY, INDUCEMENT, PROMISE OR AGREEMENT IS EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HEREBY EXPRESSLY WAIVES ANY CLAIM FOR FRAUD IN THE INDUCEMENT. IN ADDITION TO EXECUTING AND DELIVERING THIS LEASE, A DULY AUTHORIZED REPRESENTATIVE OF LANDLORD AND TENANT IS INITIALING THIS SECTION WHERE INDICATED BELOW TO AVOID ANY DOUBT WHATSOEVER THAT LANDLORD AND TENANT UNDERSTAND THE PROVISIONS OF THIS SECTION.

INITIALS	INITIALS
BD	[signature]
LANDLORD	TENANT

[The remainder of the page is intentionally blank.]

THE PARTIES have executed and delivered this Lease as of the Effective Date.

LANDLORD:

SVAP II CHAPMAN, LLC, a Delaware limited liability company

By: Sterling Value Add Investments II, LLC, a Delaware limited liability company, its sole member

By: SVAP II GP, LLC, a Delaware limited liability company, its manager

By: DocuSigned by: Bob Dake
Name: Bob Dake
Title: Vice President

TENANT:

YOSHIHARU GARDEN GROVE,
a California corporation

By: DocuSigned by:
Name: Mai Huong Uong
Title: CEO

Exhibit A

Land

THE LAND REFERRED TO HEREIN BELOW IS SITUATED GARDEN GROVE, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PORTION OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 31, TOWNSHIP 4 SOUTH, RANGE 10 WEST, IN THE RANCHO LOS ALAMITOS, IN THE CITY OF GARDEN GROVE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 51, PAGE 10, OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND THAT PORTION OF LOT 10 OF BERRYFIELD, AS PER MAP RECORDED IN BOOK 4, PAGE 97, OF SAID MISCELLANEOUS MAPS, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF SAID SECTION 31, DISTANT SOUTH 89° 22' 20" WEST, ALONG SAID NORTH LINE OF SECTION 31, 661.02 FEET FROM THE NORTHEAST CORNER OF SAID SECTION 31, SAID POINT OF BEGINNING BEING ON A LINE PARALLEL WITH AND 661.00 FEET WESTERLY, MEASURED AT RIGHT ANGLES FROM THE EAST LINE OF SAID NORTHEAST QUARTER;

THENCE SOUTH 89° 22' 20" WEST, ALONG SAID NORTH LINE OF SECTION 31, 449.10 FEET;

THENCE SOUTH 1° 14' 30" EAST, 559.76 FEET PARALLEL WITH THE EAST LINE OF SAID SECTION 31 TO THE NORTHEAST LINE OF THE 100.00 FOOT RIGHT OF WAY OF THE LOS ANGELES INTER-URBAN RAILWAY COMPANY;

THENCE SOUTH 53° 49' 04" EAST, 565.60 FEET ALONG SAID NORTHEAST LINE TO A LINE PARALLEL WITH THE EAST LINE OF SAID SECTION 31 THAT PASSES THROUGH THE POINT OF BEGINNING;

THENCE NORTH 1° 14' 30" WEST, 908.61 FEET TO THE POINT OF BEGINNING.

Exhibit B

Site Plan


PAVILION PLAZA WEST
9852 Chapman Avenue, Garden Grove, CA 92841
STERLING
Chapman Avenue
N
9800
9808
9812
9816
9820
9824
9858
Center Border
9828
9832
9836
9840
9844
9848
Premises


PAVILION PLAZA WEST
9852 Chapman Avenue, Garden Grove, CA 92841
STERLING
Premises

NOTE: This plan and its contents are furnished for informational purposes only and are intended only as a general description (but not represented, covenanted or warranted). The size and location of the project, the identity or nature of any occupant and all features, matters and other information included herein are subject to change without notice and should not be relied upon by any Party. No representation or warranty, express or implied, is made as to the accuracy or reliability of this plan or its contents.

Exhibit C

Prohibited Uses

The restrictions and prohibitions described in this Exhibit C shall apply to Tenant only. The restrictions and prohibitions described in this Exhibit C shall not apply to Landlord or any other tenant or occupant of the Center, nor shall such restrictions or prohibitions limit Landlord from using, permitting any other Person to use, or leasing or licensing to any Person, any part of the Center for any purpose which may be restricted or otherwise prohibited by this Exhibit C. Capitalized terms used in the excerpted provisions above shall have the respective meanings set forth in the documents from which said provisions are excerpted.

Furthermore, the restrictions and prohibitions described in this Exhibit C will be effective throughout the Term of this Lease. Any conditions to the effectiveness of such restrictions and prohibitions, and any durational limitations on such restrictions and prohibitions, expressed in this Exhibit C shall be for the benefit of Landlord only, it being agreed that (x) any such conditions may be waived by Landlord and any such durational limitations may be waived and/or extended by Landlord, in either case, in Landlord's sole discretion without notice to Tenant, and (y) Tenant shall be prohibited from relying upon the failure of any such conditions or the expiration of any such durational limitations (i.e., shall be prohibited from using its premises in violation of the applicable prohibition or restriction in reliance upon such failure or expiration) in the absence of an express written agreement by Landlord permitting such reliance by Tenant. Without limiting the foregoing, the restrictions and prohibitions described in this Exhibit C shall apply to Tenant throughout the Term of this Lease, notwithstanding (i) that the lease or other instrument containing such prohibition or restriction is not then in full force and effect, or (ii) that the tenant under any lease containing such prohibition or restriction is not then in occupancy of its leased premises, or has assigned its lease or subleased all or any portion of its premises, in either case, without regard to any provision set forth in the applicable lease or other instrument to the contrary.

In addition, wherever an exception to a prohibition or restriction is provided by any lease or other instrument described in this Exhibit C, and such exception is limited in any manner, such that such exception applies only to a limited number of users, limited floor area (whether by percentage, square footage, or otherwise), limited volume of gross sales, or is otherwise so limited, such exception shall be reserved only for Landlord to be allocated by Landlord only to such tenants and other occupants of the Center as determined by Landlord in Landlord's sole and absolute discretion, it being agreed in such case that Tenant shall be prohibited from relying upon such exception (i.e., shall be prohibited from using its premises in violation of the applicable prohibition or restriction in reliance upon such exception) in the absence of an express written agreement by Landlord permitting such reliance by Tenant.

1. GENERAL RESTRICTIVE USES:

(a) Bowling alley
(b) Funeral parlor, cemetery or mortuary
(c) Offices, except as incidental to Tenant's Permitted Use
(d) Hotel, motel or lodging facilities
(e) Residential facility, including apartment, home and mobile home or trailer court
(f) Auditorium or place of general assembly
(g) Church, synagogue, mosque or other place of worship
(h) Gun range
(i) Flea market, swap shop or pawn shop
(j) Night club, discotheque or dance hall
(k) Warehouse
(l) Game room or video game parlor
(m) Skating rink
(n) Billiard room or pool hall
(o) Rehabilitation center for physical, mental or substance abuse treatment
(p) Gymnasium, fitness club, exercise studio or similar facility
(q) Massage parlor
(r) Adult bookstore or video store
(s) Theater primarily showing "X" rated or other sexually explicit, youth-restricted movies
(t) "Head shop", drug paraphernalia store, so called "vape shops", medicinal marijuana stores and similar stores
(u) Store showing so called "peep" shows
(v) Store selling items primarily concerning sexuality (e.g. a so-called "sex shop")
(w) Off-track betting parlor, casino, card club or bingo parlor
(x) Tattoo or piercing parlor
(y) Bar serving alcoholic beverages
(z) Training or educational facility, including day care facility, beauty school, and other operations catering primarily to students or trainees rather than to customers
(aa) Dry cleaning facility utilizing hazardous substances or coin-operated laundry facility
(bb) Car wash, motor vehicle fuel or service station, oil change facility or automobile body shop
(cc) Facility for the sale, lease, storage or repair of motor vehicles, boats, trailers, motorcycles or recreational vehicles
(dd) Any manufacturing, distillation, refining, smelting, agriculture, farming, mining, or drilling for subsurface substances
(ee) Any use resulting in a public or private nuisance; objectionable or hazardous sound, odor, fumes, vapors or vibrations; excessive dust, dirt, or fly ash; fire, explosion, or other damaging or dangerous hazard

2. SPECIFIC EXCLUSIVE AND RESTRICTIVE USES:

CRIMSON COWARD NASHVILLE HOT CHICKEN

"59.1 Exclusive Use. …Landlord shall not enter into a new lease in the Center that permits the premises thereunder to be used for the Exclusive Use. The restriction in this Section 59.1 shall not apply to (a) any premises within the Center that are from time to time operating as a sit-down restaurant (b) the premises identified as Suite 9858 on the Site Plan, (c) any tenant or occupant of the Center (or any successor, assignee, subtenant or replacement of any such occupant) that, as of the Effective Date, has the right to use its premises (as may be relocated within the Center) for the Exclusive Use, or (d) any Incidental Sales by any other occupant of the Center from time to time. ..."

Defined terms as used above are as follows:

"Exclusive Use" means the operation of a fast-casual restaurant serving spicy chicken sandwiches and/or spicy chicken tenders.

1. "Incidental Sales" means not more than twenty-five percent (25%) of such occupant's gross revenue is derived from any single food item contained in the Exclusive Use.

2.


PAVILION PLAZA WEST
9852 Chapman Avenue, Garden Grove, CA 92841
STERLING
Chapman Avenue
TENANT
TENANT
Tenant's Sign Panel
Pylon Sign

HUMMUS REPUBLIC

"**55. Restrictive Covenant.**

55.1 Exclusive Use. … Landlord shall not enter into a new lease in the Center that permits the premises thereunder to be used for the Exclusive Use. The restriction in this Section 55.1 shall not apply to (a) any premises within the Center that are from time to time subject to a lease for 7,500 or more square feet, (b) any tenant or occupant of the Center (or any successor, assignee, subtenant or replacement of any such occupant) that, as of the Effective Date, has the right to use its premises (as may be relocated within the Center) for the Exclusive Use, or (c) any Incidental Sales by any other occupant of the Center from time to time. …"

Defined terms as used above are as follows:

"Exclusive Use" means the operation of restaurant serving primarily shawarma, falafel and hummus.

3. "Incidental Sales" means that not more than fifteen percent (15%) of such occupant's gross revenue is derived from the Exclusive Use.

4.

JERSEY MIKE'S

"**53. Restrictive Covenant.**

53.1 Exclusive Use. …Landlord shall not enter into a new lease in the Center that permits the premises thereunder to be used for the Exclusive Use. The restriction in this Section 53.1 shall not apply to (a) any premises within the Center that are from time to time subject to a lease for 7,000 or more square feet, (b) any occupant of the Center (or any successor, assignee, subtenant or replacement of any such occupant) that, as of the Effective Date, has the right to use its premises for the Exclusive Use, … (c) any Incidental Sales by any other occupant of the Center from time to time, or (d) full table service restaurants… For the avoidance of doubt, the Exclusive Use shall not apply to tacos, wraps, pitas and breakfast food..."

Defined terms as used above are as follows:

"Exclusive Use" means the sale of submarine or deli style sandwiches for either on-site or off-site consumption.

"Incidental Sales" means that not more than twenty five percent (25%) of such occupant's gross revenue is derived from the Exclusive Use.

MOGE TEE

"**52.1** **Exclusive Use.** ... Landlord shall not enter into a new lease in the Center that permits the premises thereunder to be used for the Exclusive Use. The restriction in this Section 52.1 shall not apply to (a) any premises within the Center that are from time to time subject to a lease for 7,500 or more square feet, (b) any tenant or occupant of the Center (or any successor, assignee, subtenant or replacement of any such occupant) that, as of the Effective Date, has the right to use its premises (as may be relocated within the Center) for the Exclusive Use, (c) any Incidental Sales by any other occupant of the Center from time to time, or (d) the outparcel as shown on the Site Plan..."

Defined terms as used above are as follows:

"Exclusive Use" means the sale of freshly brewed boba tea products (featuring tapioca balls) as its primary use.

5. "Incidental Sales" means that not more than five percent (5%) of such occupant's gross revenue is derived from the Exclusive Use.

SLEEP TRAIN

"**Section 11.25 Exclusive.** Subject to the use rights of SFM, LLC under its existing lease with Landlord dated September 25, 2020 and renewals and extensions thereof, ... Landlord shall not enter into any lease or consent to the use and occupancy of any other space within the "Exclusive Area" (being the entire Shopping Center as currently constituted and depicted on Exhibit "B" hereto by a tenant or occupant whose primary use under such lease or occupancy agreement shall be the sale of mattresses (the "Exclusive Use"). For purposes of this Section 11.25, a use shall be deemed a "primary use" if such tenant derives more than fifteen percent (15%) of its annual gross sales from such items; provided this restriction shall not apply to any tenant of the Shopping Center occupying twenty five thousand (25,000) square feet or more."

EXHIBIT "B"

SITE PLAN


PAVILION PLAZA WEST
STERLING

SPROUTS

"EXHIBIT G
PROHIBITED USES AND EXCLUSIVE RIGHTS

1. **Prohibited Uses.** The following uses (collectively, "**Prohibited Uses**") are prohibited in any portion of the Shopping Center:

a. any so-called single price point discount or discount dollar stores (such as 99 Cents and More, Family Dollar, Dollar General, or any stores with a similar business plan or similar operation); however, the operation of Five Below shall be permitted within the Shopping Center provided such use shall not occupy more than 10,000 square feet of Gross Floor Area;

b. any use causing unreasonably loud noises (including any business using exterior loud speakers); however, restaurants playing music inside or outside at reasonable levels shall not be prohibited;

c. manufacturing facility;

d. dry cleaner (excluding, either (i) 1 dry cleaner which does not use perchloroethylene or any other Hazardous Substances, or (ii) 1 facility for drop off and pick up of clothing cleaned at another location, provided neither of the foregoing uses shall be located within a 100' radius of the Premises);

e. any facility for the sale, lease or rental of automobiles, trucks, motorcycles, recreational vehicles, boats or other vehicles (unless incidental to such tenants use and inventory is parked outside of the Shopping Center);

f. car wash, tire store, automobile repair shop (unless incidental to such tenants use such as those services offered by AutoZone and Advanced Auto) or service station or any facility storing or selling gasoline or diesel fuel in or from tanks;

g. used clothing or thrift store, a "Salvation Army" or "Goodwill" type store or similar business, or a "second hand" store where principle business is selling used merchandise, except for first-class national/regional tenants such as Plato's Closet, Once Upon a Child, Clothes Mentor or such similar establishment;

h. a donation drop-off facility;

i. a "surplus" store selling under stock or overstock merchandise or liquidation outlet;

j. bowling alley, amusement center, carnival, virtual reality, laser tag, jump/trampoline facility, game arcade, or a children's recreational facility or play center of any kind, except (i) 1 first-class operation such as Main Event, Urban Air, Boomerang's, Funtastic, Chuck E Cheese, Jump Zone or Peter Piper Pizza shall be permitted to operate within the Shopping Center except (i) as incidental to an otherwise permitted use, and (ii) an instructor led interactive business user such as Painting with a Twist provided such use shall not occupy more than 2,500 square feet of Gross Floor Area or be located within a 100 foot radius of the Premises;

k. spa or massage parlor (excluding (i) 1 "Massage Envy" or similar therapeutic massage retailers operating in a first-class manner, and (ii) 1 spa, nail salon or other cosmetic services provider (however, a "salon-suite" concept shall not be permitted to operate within the Shopping Center), provided such users shall not occupy more than 2,500 square feet of Gross Floor Area unless located within OP1 and in the event such user occupies less than 2,500 square feet of Gross Floor Area such user shall not be located within a 100 foot radius of the Premises;

l. adult book shop or adult movie house;

m. mortuary or funeral parlor;

n. coin operated laundry;

o. cocktail lounge, bar or tavern or sale of alcoholic beverages, whether or not packaged (excluding the sale of alcoholic beverages in conjunction with the operation of a restaurant not prohibited under this Lease);

p. night club;

q. cinema or theater;

r. health club, gym or exercise facility within a 100' radius of the Premises; except a health club, gym or exercise facility shall be permitted to operate within such 100' radius of the Premises, provided such users shall not collectively occupy more than 7,500 square feet of Gross Floor Area;

s. bowling alley, pool hall (except a restaurant having pool tables as an incidental basis to its operation shall not be prohibited), or skating rink;

t. animal raising or storage facility (except incidental to a full-line retail pet supply store);

u. pawn shop, auction house, flea market, swap meet, or junk yard;

v. the drilling for and/or removal of subsurface substances, dumping, disposal, incineration or reduction of garbage or refuse, other than in enclosed receptacles intended for such purposes;

w. hotels or lodging facilities intended for human use;

x. church;

y. gun range or shooting club;

z. day-care facility, educational facility or School (defined below) (excluding (i) 1 "Sylvan," "Kumon," "Weight Watchers," or similar tenant operating in a first-class manner, and provided such use may not be located immediately adjacent to the Premises and further provided, such use may not occupy more than 4,000 square feet of Gross Floor Area in the aggregate for purposes of this provision, "School" means a beauty school, barber college, reading room, place of instruction or any other operation serving primarily students or trainees rather than retail customers;

aa. drive-throughs, except a drive-through shall be permitted to operate within OP2;

bb. any restaurant located within a 125' radius of the Premises; however, restaurants shall not occupy more than (i) 8,000 square feet of Gross Floor Area in the aggregate in OP1 and "Retail A" as shown on Exhibit A and restaurant space located within Retail A shall not exceed 4,000 square feet of Gross Floor Area; and (ii) in no event shall a single restaurant located in the Shopping Center occupy 4,000 square feet of Gross Floor Area;

cc. any facility related to the occult sciences, such as palm readers, astrologers, fortune tellers, tea leaf readers or prophets;

dd. nursing home, old age center, or governmental facility (other than a post office), recruiting center or employment center;

ee. any office, medical, and/or professional uses located within a 200' radius of the Premises; any office, medical, and/or professional uses (for clarification purposes, this prohibition shall not apply to service uses such as FedEx/Kinkos, tax preparation and other service tenants which serve retail customers) provided any such office, medical and/or professional uses shall not occupy collectively more than 10% of the Gross Floor Area of the Shopping Center (excluding the Premises); and any single office, medical, and/or professional use shall not occupy more than 4,000 square feet of the Gross Floor Area; further provided, in no event shall an urgent care facility or abortion clinic be permitted to operate within the Shopping Center; and

ff. any tobacco store, hookah lounge or electronic cigarette type store or medical or otherwise legalized marijuana dispensaries.

To determine whether a use which is otherwise prohibited within a specified radius of the Premises is in fact in violation of such radius restriction, the measurement taken shall be the distance from the building (from the point nearest the Premises) from which such alleged Prohibited Use is occurring to the point of the Premises closest to such building. To the extent this Paragraph 1 expressly permits any of the Prohibited Uses to be conducted by a limited number of users, Existing Tenants shall count towards such limit….

2. Tenant's Exclusive Rights. From and after the Effective Date, Tenant shall have the exclusive right in the Shopping Center to conduct the operation and sale, either singly or in any combination, of any of the following activities and/or merchandise: (i) the operation of a grocery store, meat and/or seafood market and/or produce market, and the sale of any such items; (ii) the sale of vitamins and supplements, ethnic foods, natural and health foods, pet food, and packaged ice cream; (iii) the sale of natural cosmetics, natural health and beauty products; (iv) the sale of packaged beer and wine for off-premises consumption; (v) the operation of a full service bakery; and (vi) the operation of an over-the-counter delicatessen offering sliced or butchered meats and cheeses for off-premises consumption (all of which are included in and referred to as "Tenant's Exclusive"), and all other Shopping Center tenants or occupants are prohibited from engaging in Tenant's Exclusive except on an Incidental Basis (defined below), provided that there shall be no exception for the sale of fresh meat, seafood and produce. "Incidental Basis" means the area dedicated to the sale of such items occupies the lesser of: (a) 500 square feet of Gross Floor Area; or (b) 5% of the sales area of the subject premises; provided not more than 5 linear feet of retail selling space shall be dedicated to the display and sale of any one category of ancillary products. Tenant's Exclusive shall not apply to any Existing Tenant whose lease does not prohibit the use of its premises for the portion of Tenant's Exclusive at issue; provided that to the extent Landlord has the right to consent to a change in use, or assignment, Landlord agrees to withhold such consent if the resulting use would violate Tenant's Exclusive…..

Tenant's Exclusive shall not restrict the following specific uses (collectively referred to as "Exempted Uses"): (i) full line pet store such as PetSmart, Petco, or Pet Supermarket, substantially as such operates as of the Effective Date subject to evolutions in such tenants business model in a manner consistent with their competitors; (ii) beer/wine/liquor stores (or any combination thereof); (iii) restaurants such as Smoothie King, Jamba Juice, Jason's Deli, Panera Bread, Dunkin Donuts, Starbucks, Einstein's Bagels, Jersey Mike's and similar concepts which primarily serve ready to consume food and beverage products rather than food and beverage requiring off-premises preparation (except as limited by Section 1 aa. and Section 1 bb. above); (iv) tenants engaged in gift baskets or edible arrangements; (v) ice cream parlors such as Baskin Robbins or Cold Stone, substantially as such operates as of the Effective Date subject to evolutions in such tenants business model but not in a manner that would violate Tenant's Exclusive beyond that which is intended by this provision; (vi) hair and beauty salons and beauty stores such as Sally's Beauty or Ulta, substantially as such operates as of the Effective Date subject to evolutions in tenants business model but not in a manner that would violate Tenant's Exclusive beyond that which is intended by this provision; (vii) regional/national drug store or pharmacy such as CVS, Walgreens or Rite-Aid, substantially as such operates as of the Effective Date subject to evolutions in tenants business model but not in a manner that would violate Tenant's Exclusive beyond that which is intended by this provision; (viii) membership based warehouse clubs such as Costco; and (ix) general merchandise stores such as Target and Walmart…. "

<u>Exhibit A</u>


PREMISES
LEGEND

THE HABIT BURGER

"**57.** **<u>Restrictive Covenant</u>**.

57.1 **<u>Exclusive Use</u>**. …Landlord shall not permit any lease in the Center that permits the premises thereunder to be used for the Exclusive Use. The restriction in this Section 57.1 shall not apply to (a) any premises within the Center that are from time to time subject to a lease for 10,000 or more square feet, (b) any full service sit down restaurant occupying over 5,000 square feet at the Center, (c) any occupant of the Center (or any successor, assignee, subtenant or replacement of any such occupant) that, as of the Effective Date, has the right to use its premises for the Exclusive Use, or (d) any Incidental Sales by any other occupant of the Center from time to time."

Defined terms as used above are as follows:

"<u>Exclusive Use</u>" means the operation of a fast-casual restaurant whose primary business is the sale of cooked ground beef hamburgers or cheeseburgers ("<u>Prohibited Sandwiches</u>"); provided, however, tacos, wraps, pitas, oblong buns and breakfast food will not be considered Prohibited Sandwiches.

"<u>Incidental Sales</u>" means that not more than ten percent (10%) of such occupant's gross revenue is derived from the Exclusive Use.

<u>ULTA</u>

"5.3 Use Restrictions. The Shopping Center shall be devoted to retail uses and subject to Subsection (a) of Exhibit E, non-retail uses such as professional offices, fitness centers, banks, restaurants and other non-retail uses customarily found at similar shopping centers in the market-area of the Shopping Center and, except for the aforementioned non-retail uses, the Common Areas shall not be burdened by either excessive or protracted use. The Use Restrictions set forth in Subsection (a) of Exhibit E shall be prohibited or restricted throughout the Shopping Center. Notwithstanding the foregoing, no Use Restriction shall apply to any existing tenant of the Shopping Center (or the assignees, subtenants or licensees of any existing tenant) that is not subject to such Use Restriction pursuant to its lease existing as of the Effective Date...

5.4 Tenant's Exclusive Rights. …Tenant shall have the exclusive right ("Tenant's Exclusive") to conduct any portion of Tenant's Protected Uses in the Shopping Center, and all other tenants or other occupants of any portion of the Shopping Center shall be prohibited from engaging in any portion of Tenant's Protected Uses… Notwithstanding the foregoing, Tenant's Exclusive shall not apply to uses associated with (a) any existing tenant listed on Exhibit G attached hereto (collectively, the "Existing Tenants") (and, except to the extent Landlord has any control thereover, its assignees, subtenants and licensees) which is Open and Operating at the Shopping Center as of the Effective Date, but only to the extent such tenant is entitled to conduct Tenant's Protected Uses in the Shopping Center pursuant to its lease as of the Effective Date; (b) any national or regional retail tenant operating in excess of eighteen thousand (18,000) square feet in the Shopping Center, provided that such tenant conducts Tenant's Protected Uses as a part of its normal business operations but not as its primary use, (c) incidental sales (i.e., not more than five hundred (500) square feet of an occupant's total premises is used for the conduct of any portion of Tenant's Protected Uses); (d) up to one (1) nail salon, not to exceed 3,000 square feet of GFA, (d) up to one (1) family-value oriented hair salon, such as Supercuts or Hair Cuttery, (e) up to one (1) waxing spa, such as European Wax, (f) up to one (1) therapeutic massage spa, such as Massage Envy, not to exceed 3,500 square feet of GFA, (g) up to one (1) primarily men's hair salon or barber shop, and (h) up to one (1) lash extension salon, such as Amazing Lash, not to exceed 1,800 square feet of GFA and not located within eighty (80) feet of the Premises."

"EXHIBIT E
USE RESTRICTIONS

Subject to Section 5.3 of this Lease (including the limitations set forth in the second (2nd) sentence thereof), the following uses are prohibited or restricted during the Term in any portion of the Shopping Center to the extent set forth below (collectively, the "Use Restrictions"):

(a) nuisance; use causing loud noises or offensive odors beyond levels customary in shopping centers; manufacturing facility; dry cleaner (except facilities for drop off and pick up of clothing cleaned at another location); automobile repair shop or service station or any facility storing or selling gasoline or diesel fuel in or from tanks; used clothing or thrift store or liquidation outlet (except first class uses similar to Plato's Closet and Once Upon a Child); massage parlor (but not therapeutic massage or first class operations similar to Massage Envy); adult book shop or adult movie house; mortuary or funeral parlor; coin operated laundry; cocktail lounge or sale of alcoholic beverages for on-premises consumption, except in conjunction with a restaurant, supermarket, upscale wine bar or retail wine and liquor store or such operations as Brass Tap and World of Beer that specialize in the sale of craft and/or other high quality beers; night club; cinema or theater; drug store; place of recreation (including bowling alley, skating rink, carnival, game arcade, swimming pool, hot tub, health club or fitness use over 3,000 square feet individually and provided such allowable fitness uses is not immediately adjacent to the Premises); the cultivation, sale or dispensing of marijuana; the use of the word "beauty" in the name or signage of any other tenant or occupant (other than Tenant or Tenant's affiliates); drive throughs other than those areas set forth on the final Site Plan; individual restaurants exceeding 4,500 square feet of GFA, or an aggregate of 12,000 square feet of GFA (inclusive of the drive-through) provided no restaurant shall be immediately adjacent to the Premises; children's recreational, educational or day-care facilities (except (i) one tenant similar to Kumon or Sylvan Learning Center is permitted not less than 200 feet from the Premises and in no more than 3,000 square feet of GFA, and (ii) education/training ancillary to another tenants otherwise permitted use such as those classes offered by Michaels and Petco); subject to the children's educational uses permitted above, a school of any nature (including a beauty school, barber's college, reading room, place of instruction or any other operation serving primarily students or trainees rather than retail customers); church; or any other use inconsistent with the operation of a shopping center of similar quality; any restaurant, food court use and/or any other piping and/or other plumbing components located above any portion of the Premises (whether located directly or indirectly above the Premises);..."

"EXHIBIT G
EXISTING TENANTS

1. The Habit Burger Grill
2. Jersey Mikes
3. Moge Tee
4. Mattress Firm
5. Sprouts"

Defined terms as used above are as follows:

"Gross Floor Area" or "GFA" shall mean, as to any area designated by Landlord for the exclusive use of a tenant, the size of such area computed by measurements of the ground floor (and any additional floor or mezzanine if and to the extent used for the display or sale of retail goods) made to and from the center of party walls and the outside of exterior walls (but not including therein any decorative façade, fascia or architectural treatment, or any overhang such as canopies or non-occupiable extensions of the building), plus the area of any exterior portion of the Shopping Center that is subject to the exclusive use of any tenant or group of tenants for the sale or display of merchandise, but excluding any exterior loading docks, loading zones or delivery areas, exterior trash enclosures or pallet area, exterior utility rooms and exterior vestibules that are not used for the sale or storage of retail goods.

"Tenant's Protected Uses" shall mean (i) the retail sale, display or distribution of cosmetics, fragrances, health and beauty products and accessories, hair care products and accessories; personal care appliances; skin care products, and body care products; and (ii) the operation of a full service beauty salon. The term "full service beauty salon" for purposes of this Section shall be defined as the offering of any of or a combination of the following services: hair care (including cutting, styling, blow-outs, hair treatments, highlighting, tinting, coloring, texturizing, smoothing, hair extensions and other hair styling services); facials; esthetician services; skin care services (skin treatments for face and body); beauty treatments/services; hair removal (including waxing, threading and tweezing for face and body); eye lash extension services; nail services; and therapeutic massage.

Exhibit D

Rules and Regulations

Tenant covenants and agrees that Tenant will comply with (and require all of Tenant's Representatives to comply with) the Rules and Regulations established by Landlord from time to time for the operation of the Center or the Premises, including but not limited to the following:

1. All garbage, recycling materials, and refuse will be kept in a type of container specified by Landlord, within the area designated by Landlord and prepared for collection in the manner and at the times and places specified from time to time by Landlord. Landlord will provide or designate a waste removal service at Landlord's sole discretion. Such waste removal service will be at Tenant's cost and expense and in Landlord's sole discretion may be billed directly to Tenant by the waste service company or Tenant shall pay Tenant's Percentage Share of such waste removal cost and expenses directly to Landlord as Additional Rent.

2. Tenant shall keep Tenant's display windows illuminated and signs lighted each and every day during the hours designated by Landlord, from time to time. Landlord retains the right at any time to centralize the switching and metering for all or a part of the Center signage or to decentralize the system to individual metering and switching.

3. The parking of vehicles used by Tenant and Tenant's employees may be restricted to the area designated by Landlord from time to time. If such area is designated by Landlord, Landlord shall have the right to enforce such parking rules, including, but not limited to, the towing of any vehicle of Tenant or Tenant's employees which is parked in an area other than such designated area. Upon request from Landlord, Tenant will furnish Landlord with a list of vehicle descriptions and license plate numbers for Tenant and Tenant's employees and Tenant will thereafter notify Landlord of any changes of the same within five (5) days after such changes occur. Vehicles shall be parked in an orderly manner within the appointed lines defining the individual parking space. Overnight parking within the parking areas of the Center is prohibited.

4. Neither Tenant nor any Tenant Representatives shall permit obstructions, garbage, improvements, merchandise or displays on any roadway, parking area, sidewalk or walkway, including the areas immediately adjoining the Premises.

5. All loading and unloading of goods and merchandise shall be done only at such times, in such areas and through such entrances designated by Landlord, from time to time.

6. The plumbing systems within the Premises and the Center shall not be used for a purpose other than that for which it is designated. No grease or foreign substance shall be put in the plumbing system.

7. Tenant and Tenant's Representatives shall not loiter in the Common Areas of the Center, nor in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, truckways, loading docks, package pick-up stations, ramps, stairways, entrances and exits to the Center, and will use the same only as passageways to and from the Premises. Furthermore, Landlord reserves the right to exclude or expel from the Center any Person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of the Rules and Regulations of the Center.

8. The following will not be permitted without Landlord's prior written consent, which consent may be withheld in in Landlord's sole discretion:

(a) Using any sound making device of any kind, or any products that create and produce in any manner, noise, sights or sounds that are annoying, unpleasant or distasteful to any other tenant, occupant or adjacent resident including, but not limited to, loudspeakers, televisions, radios, flashing lights, machinery or any other devices which can be heard or seen outside of the Premises.

(b) Installing any communication equipment which needs to be erected on the roof or on any exterior wall within the Center.

(c) Installing any awnings, vents structure, improvements, obstructions or projections of any kind on any exterior wall of the Premises or the Center.

(d) Vending, peddling or soliciting orders for sale or distribution of any goods or services outside of the Premises.

(e) Exhibiting any sign, advertising placards, insignias, trademarks, banners, notices or other written materials on the glass panes and supports of the show windows (and within 24 inches of any window), doors, roof and the exterior walls of the Premises. Exhibiting any wrapped vehicles or moving billboard advertising or marketing Tenant's business or any other business anywhere within the Center.

(f) Holding any parades, rallies, patrols, pickets and demonstrations. Engaging in any conduct that might interfere with or impede the use of any Common Area by any customer, business invitee, employee or tenant of the Center. Creating disturbances, attracting attention, harassing, annoying, disparaging or engaging in any other activity detrimental to the interest of any of the establishments within the Center.

(g) Creating litter or other hazards of any kind including the throwing, discarding or depositing any paper, glass or extraneous matter, except in designated receptacles.

(h) Defacing, damaging, or demolishing any sign, light standard or fixture, landscaping material, or other improvement within the Center or the property of customers, business invitees, or employees situated within the Center.

(i) Conducting auction, fire, bankruptcy, lost-our-lease or similar sales within the Premises.

Landlord will have the right to enforce the Rules and Regulations in its sole discretion and will have all remedies provided in this Lease for the breach of any of the Rules and Regulations established by Landlord. Tenant agrees to pay to Landlord, upon demand, in addition to and not in lieu of Landlord's other rights and remedies, $100 per occurrence for any violation of the Rules and Regulations. Notwithstanding anything set forth above to the contrary, Landlord shall have the right to grant variances of the Rules and Regulations.

Exhibit E

Landlord's Initial Work

1. **Electrical Service**: Furnish and Install one code complaint conduction capable of accommodating 200amp, 120/208 volt, 3 phase, 4 wire electrical service metered. Tenant is responsible for the distribution of such electrical plan.

2. **Natural Gas**: Furnish and Install a minimum of 1,000 MBH of natural gas service stubbed into the premises. Tenant to distribute within the Premises.

3. **Water**: Furnish and Install a sub-metered 1" or greater domestic supply line, tapped into the premises ready for Tenant's distribution. All related tap, impact, system development, fixture and/or any similar chargers or fees shall be paid per Landlord.

4. **Grease Line**: Landlord to provide a grease line tap in into the Premises for Tenant's distribution.

5. **Telephone**: Furnish and Install a 1" empty conduit with pull strings stubbed at the rear within the Premises originating from the property's joint telephone point of demarcation.

6. **Walls**: Furnish and Install demising wall assembly to meet local code left to a rough finish to receive Tenant's paint.

7. **Sewer**: Furnish and Install a rough tap in within the premises for Tenant's design plan.

8. **Bathrooms:** None. Tenant to design and build with the Tenant's allowance.

9. **Fire Sprinkler**: Furnish and Install (solely to the extent required by code) a fire sprinkler system to meet applicable governmental ordinances. Tenant will be responsible for any redistribution or turns of sprinkler heads.

10. **Ceilings**: Landlord to leave ceiling exposed.

11. **Lighting**: Tenant to design their own lighting plan and use TI for such lighting distribution.

12. **Rear Door:** Furnish and Install a code compliant metal door and frame.

13. **Store Front:** Furnish and Install a complete store front with a single door per Landlord's plans.

14. **Mechanical Equipment**: Furnish and Install HVAC unit/units that provide 1 ton per 200 sf on the roof of the Premises. Tenant is responsible for distribution of such duct work within the Premises.

Exhibit F

Landlord's Restoration Work

Landlord's Restoration Work below has been described solely for the purpose of determining and outlining the extent of work under Section 15 of the Lease in the event of Partial Damage or Total Destruction.

1. Water Service

Separately metered (either municipal meter or Landlord sub-meter) ½ inch water service with shut off valve within the Premises. 4" sanitary sewer stubbed to Premises.

2. Electrical

100 amp. or higher if required by Tenant's Permitted Use, 3 phase, 4 wire electrical service at 120/208 V, location to be determined by Landlord.

3. Walls

Unpainted plasterboard on interior face of demising walls, finished to a maximum height of ten (10) feet, ready for paint. Masonry fire walls (Landlord's obligation will be to a maximum 1-hour rating) and exterior walls will be concrete block with flush joints ready for paint.

4. Floor

Concrete floor with a smooth finish.

5. Storefront

Landlord's standard storefront.

6. Sprinklers

If required by code, Landlord will provide a complete sprinkler system within the unit based on open area. (i.e. no partition walls, bulkheads, etc.). Tenant will be responsible for any alterations to the system to maintain proper coverage as per code due to the construction or installation of any obstruction such as walls, bulkheads, shelving, etc.

7. General

If Tenant requests a credit in lieu of any work which Landlord was to have provided, the credit will, at the option of the Landlord, be determined either (a) by an estimate by Landlord as to the amount of the credit, or (b) to equal the amount offered by Landlord's contractor as a credit to delete the work from its contract, in each case, less fifteen percent (15%) which Landlord will retain for coordination charges.

8. HVAC

One (1) ton of cooling capacity per 200 square feet of area or as much cooling capacity per square foot as existed prior to any damage or destruction by fire or other casualty will be supplied and installed on the roof of the Premises. HVAC System to be completed by Landlord based on an open retail unit (i.e. no partition walls, bulkheads, etc.). Tenant is required to make its own inquiries regarding the adequacy of the HVAC capacity provided by Landlord above. Tenant will be responsible for the costs of any additional HVAC equipment and distribution in which it requires.

Exhibit G

Tenant's Initial Work and Alterations

1. Permits

Tenant will, in a timely fashion, apply for and pay for Tenant's own building, renovation and occupancy permit(s) and any other Requirements required for Tenant's Initial Work or any Alterations. Tenant will not commence its work prior to furnishing Landlord with copies of all necessary permits and other approvals.

2. Approval

Tenant acknowledges that any work undertaken by Tenant without Landlord's prior written approval in accordance with Section 6 of the Lease may, in the discretion of the Landlord, be removed from the Premises, or the Premises be restored to the original condition, in either case, at the expense of Tenant.

3. Tenant's Representatives

Tenant's Initial Work or Alterations will be performed by competent workmen whose labor union affiliations are not incompatible with those of Landlord's contractors and subtrades.

4. Utilities

Tenant will be responsible for all charges of utilities consumed in the Premises commencing from the Commencement Date, or the date Tenant or Tenant's Representatives occupies the Premises to commence its work. Unless expressly permitted in the Lease, Tenant shall not increase or otherwise alter the incoming utilities serving the Premises, including, but not limited to, the incoming electrical, mechanical, fire protection and plumbing utilities serving the Premises on the Commencement Date or the date Tenant or Tenant's Representatives occupy the Premises to commence its work, whichever date is earlier, without Landlord's prior written approval. Tenant shall be required to submit its request for such increase or alteration in writing and with specificity. For the purposes of this Section, any approval of Tenant's Plans by Landlord shall not constitute the required written approval of any such increase or alteration.

5. Clean Up

Tenant will be responsible for all clean up of construction debris caused by Tenant's Representatives involved in connection with the performance of Tenant's Initial Work or Alterations. Tenant will provide its own garbage bins for the disposal of refuse and other debris and will be prohibited from using the Landlord's bins. If Tenant does not comply with these requirements and remedy any default to Landlord's satisfaction within twenty-four (24) hours of written notice, Landlord has the right, but not the obligation, to arrange for the necessary clean up and bin rental, the cost of which, together with an administration fee of fifteen percent (15%) of such cost, will be paid by Tenant to Landlord as Additional Rent.

6. Fascia Signs

All Tenant signs will be in accordance with Exhibit H of the Lease.

7. Fixtures and Equipment

Tenant will use only new fixtures and equipment in the Premises.

8. Sprinklers

If code requires, or Landlord provides a sprinkler system, Tenant will be responsible for any alterations needed to the sprinkler system to maintain proper coverage to the satisfaction of Governmental Authorities due to Tenant's Initial Work or any Alterations.

9. Fire Protection Equipment

Where occupancy includes cooking or hazardous process areas, Tenant will install and maintain a chemical or CO_2 automatic fire protection system approved by the appropriate Governmental Authorities and notify Landlord of any interruption to or flaw or defect in the system coming to the attention of Tenant.

10. Grease Disposal and Storage

Where occupancy includes cooking which results in the Tenant requiring temporary storage and disposal of greases, oil or similar matter, Tenant agrees to construct a secure storage facility in a location to be specified by Landlord. The cost for construction and maintaining the storage facility will be borne solely by Tenant and subject to Landlord's approval as to design and fabrication. The right to this exterior storage facility is subject to Requirements throughout the Term.

11. Alterations to Exterior

Any work to the exterior walls or roof of the Premises which Tenant may request will be performed at the sole option of Landlord by either Tenant's or Landlord's contractor's or subcontractor's at Tenant's sole cost and expense.

12. Roof

Tenant and Tenant's Representatives will not at any time be permitted on the roof.

13. Tender Right

Tenant hereby grants Landlord and/or Landlord's designated contractor(s), the right to tender for all or a portion of Tenant's Initial Work or Alterations. Tenant will furnish Landlord or its designated contractor(s), with detailed Plans which are of sufficient detail to allow the preparation of a tender bid. Tenant agrees that it will accept Landlord's (or its designated contractor's) bid if it is the lowest tender, and will otherwise advise Landlord of any lower tender which Tenant is prepared to accept and Landlord will have the option for a period of five (5) Business Days thereafter to match such tender price in which case, it will then be awarded the construction contract. If Landlord or its designated contractor is awarded the contract, Tenant covenants to execute a formal construction contract prepared by Landlord or contractor within five (5) days following submission of the contract to Tenant.

14. Work Performed by Landlord

For any work which Landlord may perform on behalf of Tenant, at Tenant's sole cost and expense, Landlord will charge Tenant fifteen percent (15%) of the cost of the work as a co-ordination fee. Any work which Landlord performs for Tenant will not delay Tenant's acceptance of the Premises.

15. Additional Costs

If, as a result of any work performed by Landlord undertaken by or on behalf of Tenant, Landlord determines, in its discretion, that Landlord has incurred any additional costs or expenses due to additional or modified work required to be undertaken by Landlord or its contractors which deviates from Plans for Tenant's Initial Work and/or Alterations, then Tenant will, immediately upon invoicing, reimburse Landlord (or at Landlord's option, the Landlord's contractor) for such additional costs and expenses plus a fifteen percent (15%) coordination fee.

16. No Warranties

Tenant will satisfy itself that the Premises and the Center are adequately zoned for Tenant's Permitted Use and that building, occupancy and all other Requirements will be available for Tenant's Initial Work, Alterations and the Permitted Use. Tenant further acknowledges that Landlord makes no representations, warranties or other claims respecting any of the foregoing matters.

Exhibit H

Sign Criteria

NOTE: Tenant is required to provide exterior signage on the Premises consistent with its overall storefront design and in accordance with all Requirements and this Sign Criteria. Landlord retains the right to change the Sign Criteria from time to time.

A. SIGN CRITERIA

1. All signs will be positioned over the storefront as directed in this Sign Criteria.
2. All wording of signs will not include the product sold unless it is in the company name.
3. No animated, flashing, audible or smoke emitting signs will be permitted.
4. Signs may be illuminated through either indirect or internal illumination. Bare bulb illumination is expressly prohibited.
5. The use of single channel letters is encouraged.
6. No exposed lamps or tubing will be permitted.
7. The use of sign boxes or cans will be permitted if recessed or architecturally integrated so as to be flush with the building facade.
8. The incorporation of the sign face within the architecture or a structure is encouraged. Signs shall be architecturally a part of the design of the building and should not be an independent feature in conflict with the integrity of building design.
9. Signs located adjacent to one another, or within the same development, should be consistent or compatible in terms of color, material and design.
10. No signs will bear the UL label, and their installation will comply with all local building and electrical codes.
11. No exposed raceways, crossovers or conduits will be permitted.
12. All cabinets, conductors, transformers and other equipment will be concealed. Visible fasteners will not be permitted.
13. Electrical service to all signs will be on Tenant's meter.
14. Tenant will remove all previous signs and will patch and paint fascia to match existing building color prior to installation of Tenant's signage.

B. SIGN SIZES:

1. The overall length of the sign will not exceed 2/3 of the width of the storefront. Maximum height will be eighteen inches (18").
2. Major tenant signage: Size will be at Landlord's discretion and subject to its approval and will be mounted as directed by this Sign Criteria.
3. Sign programs should have identifiable, uniform lettering size and style for each tenant type (e.g., major, in-line, etc.).

C. SIGN TYPES:

1. Landlord will allow only the following sign type:

   a) Box or cabinet type signs will be permitted.
   b) Color of faces to match the existing color at the Center.
   c) Sign programs should include a single uniform background color and no more than three colors for sign letters.

D. CONSTRUCTION REQUIREMENTS:

1. All signs, cabinets, fastenings and clips will be of enameling iron with porcelain enamel finish, stainless steel, aluminum, brass or bronze, or carbon-bearing steel with factory painted finish. No black iron material or any type will be permitted.
2. All letters and/or cabinets will be fabricated using full welded construction.
3. All penetrations of the building structure required for sign installation will be neatly sealed.

4. No labels will be permitted on the exposed surface of signs except those required by local ordinance, which will be applied in an inconspicuous location.

5. Tenant's sign contractor will repair and/or replace any damage caused by his work.

6. Tenant will be fully responsible for work performed by Tenant's sign contractor.

7. Corrosion resistant threaded rods or anchor bolts with sleeves will be used to mount letters. Angle clips attached to sides of letters will not be permitted.

E. APPROVALS:

1. All permits for signs and their installation will be obtained by Tenant or its representative, if required.

2. Tenant will submit to Landlord for approval, before fabrication, one (1) sepia and four (4) prints of detail drawings indicating the location, size, layout, design and color of the proposed sign, including all lettering.

3. Tenant will be responsible for the fulfillment of all requirements of this Sign Criteria and will submit samples of sign materials if requested by Landlord.

Exhibit I

REA Documents

- Grant of Reciprocal Cross Easement dated April 22, 1987, filed April 22, 1987, as Instrument No. 87-219288 in the Official Records of Orange County, California
- First Amendment to Grant of Reciprocal Cross Easement dated October 5, 2020, filed October 9, 2020, as Instrument No. 2020000562953

Exhibit J

Tenant's Menu


Menu
TONKOTSU SHOYU
Pork Bone Broth with Flavored Soy Sauce Base and Garlic Paste
$14.50
TONKOTSU BLACK
Pork Bone Broth with Flavored Soy Sauce Base and Garlic Paste
$15.50
TONKOTSU SPICY BLACK
Pork Bone Broth with Miso Paste Base
$16.50
TONKOTSU SPICY MISO
Pork Bone Broth with Miso Paste Base
$15.50
TONKOTSU MISO
Pork Bone Broth with Miso Paste Base
$14.50
TONKOTSU SHIO
$14.50
VEGETABLE RAMEN
Vegetable Broth with Flavored Soy Sauce Base and Garlic Paste
$14.00
EXTRA TOPPINGS
CHICKEN RAMEN
Vegetable Broth with Chicken Base
$14.50
COLD RAMEN
(Seasonal)
Flavored Soy Sauce
$15.00
RAMEN COMBINATIONS
YOSHIHARU
JAPANESE RAMEN


Appetizer
Bento
Roll
Rice Bowl
Salad
CHICKEN SALAD
TOFU SALAD
Drink
Beer
Sake
Kid's Meal
YOSHIHARU
JAPANESE RAMEN

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of July 15, 2022, is from MAI HUONG UONG, an individual ("Guarantor"), in favor of SVAP II CHAPMAN, LLC, a Delaware limited liability company ("Landlord").

In order to induce Landlord to enter into the Lease Agreement, dated as of the date hereof (the "Lease"), with Yoshiharu Garden Grove, a California corporation ("Tenant"), for Suite 9812 in the shopping center commonly known as Pavilion Plaza West located in Garden Grove, California, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees to the terms set forth below. Guarantor represents and warrants to Landlord that Guarantor will derive material benefits from Landlord's decision to enter into the Lease with Tenant and acknowledges that Landlord would not have entered into the Lease with Tenant if Guarantor had not executed and delivered this Guaranty. Capitalized terms used but not otherwise defined in this Guaranty will have the meanings set forth in the Lease.

1. Guarantor irrevocably guarantees to Landlord the prompt and full payment of all Rent payable under the Lease and the prompt and full performance of all other obligations of Tenant (and any assignee of or successor to Tenant) under the Lease, whether before, during or after the Term. Guarantor will also indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's Representatives harmless from any and all Claims arising out of any failure by Tenant to pay any Rent or perform any of its other obligations under the Lease.

2. This Guaranty is absolute and unconditional and the obligations of Guarantor will not be released, discharged, mitigated, impaired or affected by (a) any extension of time, with respect of the performance of any of the obligations of Tenant under the Lease; (b) any waiver by or failure of Landlord to enforce any of the terms of the Lease; (c) any release by Landlord of any obligation of Tenant (and any assignee of or successor to Tenant) under the Lease; (d) any bankruptcy or debtor-creditor proceedings, and any assignment of the Lease by Tenant or by any trustee, receiver or liquidator; (e) any assignment of the Lease or any subletting of all or any portion of the Premises; (f) any amendment to the Lease; (g) any waiver by Tenant of any of its rights under the Lease; (h) the expiration of the Term; or (i) any renewal or extension of the Term. The liability of Guarantor under this Guaranty will be a direct and immediate guaranty of payment and performance and not of collectability. Guarantor's liability will not be conditional or contingent upon the genuineness, validity or enforceability of the Lease or the pursuit by Landlord of any rights or remedies Landlord may have.

3. Guarantor hereby waives (a) diligence, presentment, demand of payment and protest; (b) all notices to Guarantor, Tenant or any other Person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any obligations contained in the Lease), and (c) all demands whatsoever. Guarantor agrees that its obligations hereunder will not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

4. In the event of a default under the Lease or under this Guaranty, Guarantor waives any right to require Landlord to (a) proceed against Tenant or pursue any rights or remedies against Tenant under the Lease, (b) proceed against or exhaust any security of Tenant held by Landlord, or (c) pursue any other right or remedy available to Landlord. Without limiting the generality of the foregoing, Guarantor waives any and rights and defenses that Guarantor may have under Sections 2787-2855 of the California Civil Code and any analogous statutes of the State or any other jurisdiction, including, but not limited to, Guarantor's rights of subrogation, reimbursement, indemnification as well as any rights or defenses Guarantor may have in respect of its obligations as a guarantor by reason of an election of remedies by Landlord. Landlord has the right to enforce this Guaranty regardless of the acceptance of additional security from Tenant and regardless of any release or discharge of Tenant by Landlord or by others or by operation of any law.

5. The liability of Guarantor under this Guaranty will not be waived, released, discharged, impaired or affected by reason of the release or discharge of Tenant in any receivership, bankruptcy, winding-up or other debtor-creditor proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and will continue as if the Lease had not been rejected, disaffirmed or disclaimed. Guarantor agrees, upon any such rejection, disaffirmance or disclaimer, that Guarantor will, at the option of Landlord, become Tenant of Landlord upon the same terms and conditions as are contained in the Lease. Guarantor's liability will not be affected by any repossession of the Premises by Landlord; provided, however, that the net payments received by Landlord after deducting all costs and expenses of repossessing and reletting the Premises will be credited from time to time by Landlord against Guarantor's obligations and Guarantor will pay any balance owing to Landlord from time to time immediately upon demand. Guarantor does hereby waive all rights of subrogation against Tenant.

6. No failure or delay on the part of Landlord in exercising any right under this Guaranty will operate as a waiver of or otherwise affect any such right. Furthermore, no single or partial exercise of any right under this Guaranty will preclude any other or further exercise or the exercise of any other right or remedy.

7. Until all obligations of Tenant will have been indefeasibly paid in full to Landlord, Guarantor will withhold exercise of (a) any right of subrogation against Tenant, (b) any right of contribution Guarantor may have against any other guarantor under the Lease, (c) any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, or (d) any benefit of, and any right to participate in, any security now or hereafter held by Landlord or the Lease. Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, will be junior and subordinate to any rights Landlord may have against Tenant, to all right, title and interest Landlord may have in any such collateral or security,

and to any rights Landlord may have against such other guarantor. Landlord may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have as the result of the payment or performance of Tenant's obligations under the Lease will terminate. If any amount will be paid to Guarantor on account of any such subrogation rights at any time when all obligations of Tenant will not have been paid in full to Landlord, such amount will be held in trust for Landlord and will immediately be paid over to Landlord to be credited and applied against the obligations under the Lease, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement.

8. Guarantor will, at any time and from time to time, within seven (7) days following written request by Landlord, execute, acknowledge and deliver to Landlord or to such Persons as Landlord may direct, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by any Person holding or proposing to acquire any direct or indirect interest in the Lease or making a loan to Landlord.

9. Guarantor will, from time to time, within ten (10) days following written request by Landlord, deliver to Landlord its then current financial statement and prior year Federal income tax return. Such financial statement and tax return will be certified by Guarantor as being true and correct in all material respects.

10. In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Guaranty (whether or not such action or proceeding is prosecuted to judgment), the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, as well as costs of suit, in said action or proceeding (including any appeal thereof).

11. This Guaranty will not be amended, supplemented or otherwise modified except by a further agreement in writing duly executed and delivered by Landlord and Guarantor. The failure of Landlord to exercise any right in one or more instances will not be construed as a waiver by Landlord of such right or of any subsequent breach of any such right. Wherever this Guaranty requires consent or approval of Landlord, such consent or approval will only be effective if given in a written instrument duly executed and delivered by Landlord.

12. If Guarantor is more than one Person, Guarantor's obligations will be joint and several and independent of Tenant's obligations. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.

13. This Guaranty will be binding on and inure to the benefit of Landlord and Guarantor and their respective heirs, personal representatives, administrators, successors and assigns.

14. This Guaranty will be construed according to the laws of the State without application of conflicts of laws principles. Any legal action or proceeding arising out of this Guaranty will be instituted in a court (federal or state) located in the County in which the Center is located, which will be the exclusive jurisdiction and venue. In addition, Landlord and Guarantor waive any objection either may now or hereafter have to the laying of venue of any legal action or proceeding in such courts, and further waive the right to plead or claim that any legal action or proceeding brought in such courts has been brought in an inconvenient forum. This provision will not be construed as a waiver of service of process in any action or proceeding.

15. All notices, requests and other communications under this Guaranty must be in writing and will be deemed to have been delivered and received (a) on the date of delivery or refusal of delivery, if delivered by hand, (b) on the first Business Day after having been delivered to a nationally recognized overnight air courier service for "next business day" delivery, or (c) three (3) Business Days after mailing, if sent by U.S. certified mail, postage prepaid and return receipt requested, in each case as follow:

If to Landlord:

SVAP II CHAPMAN, LLC
302 Datura Street, Suite 100
West Palm Beach, Florida 33401
Attn: Lease Administration
Email: leaseadministration@sterlingorganization.com

If to Guarantor:

MAI HUONG UONG
753 Brisbane Street
Hemet, California 92545
Email: maihuong71@icloud.com

Either party may change its address under this Guaranty by giving written notice of such change to the other party in the manner provided in this Section. The respective attorneys for each party are authorized to give any notices, make any requests and send any other communications under this Guaranty on behalf of their respective clients.

16. The parties intend this Guaranty to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term of this Guaranty is held to be invalid or unenforceable, then such term will be stricken from this Guaranty and the remaining terms will continue to be valid and enforceable.

17. Guarantor has reviewed this Guaranty with its own legal counsel or had an opportunity to review this Guaranty with its own legal counsel.

18. This Guaranty may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. If this Guaranty is executed (including by means of electronic execution) and delivered electronically in a PDF file, the electronic PDF file (and electronic signature, to the extent applicable) will be treated as an original for all purposes.

19. GUARANTOR HEREBY EXPRESSLY AGREES THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE DECIDED BY JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ. LANDLORD AND GUARANTOR AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640. GUARANTOR ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, SHALL DO SO APPLYING THE CALIFORNIA RULES OF EVIDENCE, AND SHALL REPORT A STATEMENT OF DECISION THEREON. THE PARTIES REPRESENT THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND VOLUNTARILY AND BEING AFFORDED THE OPPORTUNITY TO HAVE LEGAL COUNSEL REVIEW THIS PROVISION. ANY PARTY TO THIS LEASE MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE.

GUARANTOR ACKNOWLEDGES THAT IN A JUDICIAL REFERENCE PROCEDURE, ISSUES ARE DECIDED BY A REFEREE AND NOT BY A JURY. BY INITIALING IN THE SPACE BELOW, GUARANTOR HEREBY ACKNOWLEDGES THAT THEY HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS PROVISION DECIDED BY JUDICIAL REFERENCE AS PROVIDED BY CALIFORNIA LAW.

INITIALS

MH

20. THIS GUARANTY AND THE LEASE CONSTITUTE THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN LANDLORD AND GUARANTOR WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY. ALL PRIOR UNDERSTANDINGS AND AGREEMENTS BETWEEN LANDLORD AND GUARANTOR WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY ARE MERGED INTO THIS GUARANTY.

GUARANTOR has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

DocuSigned by:

MAI HUONG UONG, an individual